    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 2004
                                                     REGISTRATION NO. 333-118104

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 ---------------

                            PRIDE INTERNATIONAL, INC.
           (Exact name of each registrant as specified in its charter)

          DELAWARE                          1389                      76-0069030
(State or other jurisdiction    (Primary standard industrial       (I.R.S. employer
    of incorporation or           classification code number)    identification number)
       organization)

                       5847 SAN FELIPE, SUITE 3300                                             W. GREGORY LOOSER
                          HOUSTON, TEXAS 77057                                        VICE PRESIDENT AND GENERAL COUNSEL
                             (713) 789-1400                                                PRIDE INTERNATIONAL, INC.
(Address, including zip code, and telephone number, including area code,                  5847 SAN FELIPE, SUITE 3300
            of each registrant's principal executive offices)                                HOUSTON, TEXAS 77057
                                                                                                (713) 789-1400
                                                                           (Name, address, including zip code, and telephone number,
                                                                                  including area code, of agent for service)

                                 ---------------
                                    Copy to:
                                 TULL R. FLOREY
                               BAKER BOTTS L.L.P.
                                 ONE SHELL PLAZA
                                  910 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 229-1234
                                 ---------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier registration statement for the same offering. [ ]




      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2004


PROSPECTUS

                           [PRIDE INTERNATIONAL LOGO]

                                  $500,000,000

                                OFFER TO EXCHANGE

                          7 3/8% SENIOR NOTES DUE 2014

                               FOR ALL OUTSTANDING

                          7 3/8% SENIOR NOTES DUE 2014

THE NEW NOTES

- will be freely tradeable and otherwise substantially identical to the old notes

- will accrue interest at 7 3/8% per annum, payable semiannually on each January 15 and July 15

- will not be listed on any securities exchange or on any automated dealer quotation system, but may be sold in the over-the-counter market, in negotiated transactions or through a combination of those methods

THE EXCHANGE OFFER

-     expires at 5:00 p.m., New York City time, on ____ , 2004, unless extended

- is not conditioned upon any minimum aggregate principal amount of old notes being tendered

YOU SHOULD NOTE THAT

- we will exchange all old notes that are validly tendered and not validly withdrawn for an equal principal amount of new notes that we have registered under the Securities Act of 1933

- you may withdraw tenders of old notes at any time prior to the expiration of the exchange offer

- the exchange of old notes for new notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes

- the exchange offer is subject to customary conditions, which we may waive in our sole discretion


            YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.


            NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is       , 2004.

            THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 70 FOR A LISTING OF DOCUMENTS WE INCORPORATE BY REFERENCE. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST DIRECTED TO PRIDE INTERNATIONAL, INC., 5847 SAN FELIPE, SUITE 3300, HOUSTON, TEXAS 77057, ATTENTION: W. GREGORY LOOSER, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, TELEPHONE: (713) 789-1400. TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, ANY REQUEST BY SHAREHOLDERS SHOULD BE MADE BY_________, 2004. THE EXHIBITS TO THESE DOCUMENTS WILL GENERALLY NOT BE MADE AVAILABLE UNLESS THEY ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THE DOCUMENTS.

                                TABLE OF CONTENTS


Prospectus Summary........................................................    1
Risk Factors..............................................................    7
Forward-Looking Information...............................................   15
Ratio of Earnings to Fixed Charges........................................   17
Private Placement.........................................................   17
Use of Proceeds...........................................................   17
The Exchange Offer........................................................   18
Description of Notes......................................................   28
United States Federal Income Tax Consequences.............................   68
Plan of Distribution......................................................   68
Transfer Restrictions on Old Notes........................................   70
Legal Matters.............................................................   70
Experts...................................................................   70
Independent Registered Public Accounting Firm.............................   70
Where You Can Find More Information.......................................   70


            THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THIS DOCUMENT AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                               PROSPECTUS SUMMARY

      The following summary should be read together with the information contained in other parts of this prospectus and the documents we incorporate by reference. You should carefully read this prospectus and the documents we incorporate by reference to fully understand the terms of the exchange offer and the new notes as well as the other considerations that are important to you in making an investment decision. In this prospectus, we refer to Pride International, Inc. and its subsidiaries as "we," "us" or "Pride," unless we specifically indicate otherwise or the context clearly indicates otherwise.

                                   OUR COMPANY


      We are a leading international provider of contract drilling and related services. We provide contract drilling services to oil and gas exploration and production companies through the use of mobile offshore and land-based drilling rigs in both U.S. offshore and international offshore and land markets. As of September 30, 2004, we operated a global fleet of 328 rigs, including two ultra-deepwater drillships, 10 semisubmersible rigs, 35 jackup rigs, 32 tender-assisted, barge and platform rigs and 249 land-based drilling and workover rigs. We operate in more than 30 countries and marine provinces.


      We are a Delaware corporation with our principal executive offices located at 5847 San Felipe, Suite 3300, Houston, Texas 77057. Our telephone number at such address is (713) 789-1400.

                               THE EXCHANGE OFFER

      On July 7, 2004, we issued $500 million aggregate principal amount of the outstanding 7 3/8% Senior Notes due 2014. We sold the old notes in transactions that were exempt from or not subject to the registration requirements under the Securities Act of 1933. Accordingly, the old notes are subject to transfer restrictions. In general, you may not offer or sell the old notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws.

      In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes. We agreed to use our reasonable best efforts to have the registration statement of which this prospectus is a part declared effective by the SEC within 180 days after the issue date of the old notes and to complete the exchange offer for the notes within 45 days after the registration statement becomes effective. In the exchange offer, you are entitled to exchange your old notes for new notes with substantially identical terms, except that the existing transfer restrictions will be removed. You should read the discussion under the headings " -- Terms of the New Notes" and "Description of Notes" for further information about the new notes.

      We have summarized the terms of the exchange offer below. You should read the discussion under the heading "The Exchange Offer" for further information about the exchange offer and resale of the new notes. IF YOU FAIL TO EXCHANGE YOUR OLD NOTES FOR NEW NOTES IN THE EXCHANGE OFFER, THE EXISTING TRANSFER RESTRICTIONS WILL REMAIN IN EFFECT AND THE MARKET VALUE OF YOUR OLD NOTES LIKELY WILL BE ADVERSELY AFFECTED BECAUSE OF A SMALLER FLOAT AND REDUCED LIQUIDITY.

      Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read "Plan of Distribution."

Expiration Date...............................   The exchange offer will expire at 5:00 p.m., New York City time, on      , 2004, or
                                                 such later date and time to which we extend it.

Withdrawal of Tenders.........................   You may withdraw your tender of old notes at any time prior to the expiration date.
                                                 We will return to you, without charge, promptly after the expiration or termination of the exchange offer, any old notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange Offer..............   We will not be required to accept old notes for exchange:

                                                 -    if the exchange offer would be unlawful or would violate any interpretation of the staff of the SEC; or

                                                 -    if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer.

                                                 The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered. Please read "The Exchange Offer -- Conditions to the
                                                 Exchange Offer" for more information about the conditions to the exchange offer.

Procedures for Tendering Old Notes............   If you wish to participate in the exchange offer, you must complete, sign and date the letter of transmittal that we are providing with this prospectus and mail or deliver the letter of transmittal, together with the old notes, to the exchange agent. If your old notes are held through The Depository Trust Company, you may effect delivery of the old notes by book-entry transfer.

                                                 In the alternative, if your old notes are held through DTC, you may participate in the exchange offer through DTC's automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal as though you had signed it.

                                                 By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                                                 -    any new notes that you receive will be acquired in the ordinary course of your business;

                                                 -    you have no arrangement or understanding with any person to participate in the distribution of the old notes or the new notes;

                                                 -    you are not our "affiliate," as defined in Rule 405 of the Securities Act, or, if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

                                                 -    if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes;

                                                 -    if you are a broker-dealer, you will receive new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, and you will deliver a prospectus in connection with any resale of such new notes;

                                                 -    if you are a broker-dealer, you did not purchase the old notes to be exchanged for the new notes from us; and

                                                 -    you are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

Special Procedures for Beneficial
Owners........................................   If you own a beneficial interest in old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the old notes in the exchange offer, please contact the registered holder as soon as possible and instruct it to tender on your behalf and to comply with our instructions described in this prospectus.

Guaranteed Delivery Procedures................   You must tender your old notes according to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures" if any of the
                                                 following apply:

                                                 -    you wish to tender your old notes but they are not immediately available;

                                                 -    you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

                                                 -    you cannot comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date.

United States Federal Income Tax                 The exchange of old notes for new notes in the exchange offer should not be a
Consequences..................................   taxable event for U.S. federal income tax purposes. Please read "United States
                                                 Federal Income Tax Consequences."

Use of Proceeds...............................   We will not receive any cash proceeds from the issuance of new notes in the exchange offer.

                               THE EXCHANGE AGENT

      We have appointed JPMorgan Chase Bank as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

                               JPMORGAN CHASE BANK

                                 (214) 468-6464

                        BY REGISTERED OR CERTIFIED MAIL:

                               JPMorgan Chase Bank
                          Institutional Trust Services
                                  P.O. Box 2320
                            Dallas, Texas 75221-2320
                             Attention: Beth Mullin

                          BY HAND OR OVERNIGHT COURIER:

                               JPMorgan Chase Bank
                          Institutional Trust Services
                          2001 Bryan Street, 9th Floor
                               Dallas, Texas 75201
                             Attention: Beth Mullin

             BY FACSIMILE TRANSMISSION (ELIGIBLE INSTITUTIONS ONLY):

                                 (214) 468-6494
                             Attention: Beth Mullin

                              Confirm by Telephone:
                                 (214) 468-6464

                      For information call (214) 468-6464.

                             TERMS OF THE NEW NOTES

      The new notes will be freely tradeable and otherwise substantially identical to the old notes. The new notes will not have registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the old notes and the new notes will be governed by the same indenture. The old notes and the new notes will vote together as a single separate class under the indenture.

Notes Offered.................................   $500 million aggregate principal amount of 7 3/8% Senior Notes due 2014.

Maturity Date.................................   July 15, 2014.

Interest Payment Dates........................   January 15 and July 15 of each year, beginning January 15, 2005.

Ranking.......................................   The new notes will rank senior in right of payment to all of our existing and future subordinated debt and will rank equally in right of payment with all of our existing and future senior debt. The new notes will be effectively subordinated to all our existing and future secured debt, to the existing and future debt of our subsidiaries that do not guarantee the new notes and to the existing and future secured debt of any subsidiaries that guarantee the new notes. Initially, there will be no subsidiary guarantors of the new notes. See "Description of Notes --
                                                 Ranking."

Guarantees....................................   In the circumstances described under "Description of Notes -- Restrictive Covenants
                                                 -- Limitation on Non-Guarantor Subsidiaries," some of our subsidiaries, if they guarantee the payment of any of our debt (other than debt under our credit facilities), will be required to guarantee the new notes on a senior unsecured basis. Initially, there will be no subsidiary guarantors of the new notes.

Optional Redemption...........................   We may redeem some or all of the new notes at any time on or after July 15, 2009.
                                                 Prior to July 15, 2009, we may redeem some or all of the new notes at 100% of the principal amount plus a make-whole premium. In addition, prior to July 15, 2007, we may redeem up to 35% of the new notes from the proceeds of certain equity offerings at a specified redemption price. The redemption prices are discussed under the caption "Description of Notes -- Optional Redemption."

Change in Control.............................   If a change in control that results in a ratings decline (as described under
                                                 "Description of Notes -- Repurchase at Option of the Holder Upon a Change in
                                                 Control") occurs prior to maturity, you may require us to purchase all or part of your new notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest.

Covenants.....................................   The new notes will be issued under an indenture supplement that will limit our ability and the ability of our subsidiaries to:

                                                 -    enter into transactions with affiliates;

                                                 -    pay dividends or make other restricted payments;

                                                 -    incur more debt or issue preferred stock;

                                                 -    incur dividend or other payment restrictions affecting our subsidiaries;

                                                 -    sell assets;

                                                 -    engage in sale and leaseback transactions;

                                                 -    create liens; and

                                                 -    consolidate, merge or transfer all or substantially all of our assets.

                                                 Many of these restrictions will terminate if the new notes are rated investment grade by either Standard & Poor's Ratings Services or Moody's Investors Service,
                                                 Inc and, in either case, the new notes have a specified rating by the other rating agency.

Rights under Registration Rights Agreement....   If we fail to complete the exchange offer as required by the registration rights agreement, we may be obligated to pay additional interest to holders of the old notes. Please read "Description of Notes -- Registration Rights of the Noteholders"
                                                 for more information regarding your rights as a holder of old notes.

Risk Factors..................................   You should consider carefully all of the information included or incorporated by reference in this prospectus. In particular, you should evaluate the risks set forth under "Risk Factors" of this prospectus before making an investment decision.

Trading.......................................   The notes will not be listed on any securities exchange or included in any automated quotation system. Therefore, we cannot assure you as to the development of an active market for the new notes or as to the liquidity of any such market.

                                  RISK FACTORS

      You should carefully consider the risks described below before making an investment decision. The trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment.

      This prospectus and the documents we incorporate by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the risks faced by us described below and elsewhere in this prospectus and in the documents we incorporate by reference herein. See "Forward-Looking Information."

RISKS RELATED TO THE EXCHANGE OFFER

      IF YOU FAIL TO EXCHANGE YOUR OLD NOTES, THE EXISTING TRANSFER RESTRICTIONS WILL REMAIN IN EFFECT AND THE MARKET VALUE OF YOUR OLD NOTES MAY BE ADVERSELY AFFECTED BECAUSE THEY MAY BE MORE DIFFICULT TO SELL.

      If you fail to exchange your old notes for new notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the old notes.

      The tender of old notes under the exchange offer will reduce the principal amount of the old notes outstanding. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any old notes that you continue to hold following completion of the exchange offer.

RISKS RELATED TO OUR BUSINESS

      COST OVERRUNS ON OUR LUMP-SUM CONSTRUCTION CONTRACTS HAVE RESULTED IN LOSSES ON THOSE CONTRACTS AND MAY CONTINUE TO DO SO IN THE FUTURE.


      Our Technical Services segment is performing four deepwater platform rig construction projects under lump-sum contracts with our customers. As of September 30, 2004, three of these rigs had been delivered to the customers. We recorded loss provisions totaling $98.4 million during 2003, and additional loss provisions totaling $32.5 million during the first nine months of 2004, as a result of cost overruns on these projects. The loss provisions included costs incurred plus our estimate of costs we expected to incur to complete the projects. In connection with the preparation of our quarterly consolidated financial statements, following the end of each quarter we update our evaluation of our contract price and cost estimates related to the projects, and we reflect in our results of operations any revisions in these estimates based on that evaluation. A variety of events we evaluate could require us to revise these estimates and could result in further cost overruns to complete these projects, which could be material and which would require us to record additional loss provisions as a charge against current earnings. Such events could include variations in labor and equipment productivity over the remaining construction period, unanticipated cost increases, engineering changes, shipyard or systems problems, project management issues, shortages of equipment, materials or skilled labor, weather delays, unscheduled delays in the delivery of ordered materials and equipment, work stoppages, shipyard unavailability or other delays.

      A MATERIAL OR EXTENDED DECLINE IN EXPENDITURES BY OIL AND GAS COMPANIES, DUE TO A DECLINE OR VOLATILITY IN OIL AND GAS PRICES, A DECREASE IN DEMAND FOR OIL AND GAS OR OTHER FACTORS, MAY REDUCE DEMAND FOR OUR SERVICES AND SUBSTANTIALLY REDUCE OUR PROFITABILITY OR RESULT IN OUR INCURRING LOSSES.

      The profitability of our operations depends upon conditions in the oil and gas industry and, specifically, the level of exploration and production expenditures of oil and gas company customers. The oil and gas industry is cyclical. The demand for contract drilling and related services is directly influenced by many factors beyond our control, including:

      -     oil and gas prices and expectations about future prices;

      -     the demand for oil and gas;

      -     the cost of producing and delivering oil and gas;

      -     advances in exploration, development and production technology;

      -     government regulations;

      -     local and international political and economic conditions;

      - the ability of the Organization of Petroleum Exporting Countries ("OPEC") to set and maintain production levels and prices;

      -     the level of production by non-OPEC countries; and

      - the policies of various governments regarding exploration and development of their oil and gas reserves.

      Depending on the market prices of oil and gas, companies exploring for oil and gas may cancel or curtail their drilling programs, thereby reducing demand for drilling services. Such a reduction in demand may erode daily rates and utilization of our rigs. Any significant decrease in daily rates or utilization of our rigs, particularly our high-specification semisubmersible rigs or jackup rigs, could materially reduce our revenues and profitability.

      AN OVERSUPPLY OF COMPARABLE RIGS IN THE GEOGRAPHIC MARKETS IN WHICH WE COMPETE COULD DEPRESS THE UTILIZATION RATES AND DAYRATES FOR OUR RIGS AND MATERIALLY REDUCE OUR REVENUES AND PROFITABILITY.

      Utilization rates, which are the number of days a rig actually works divided by the number of days the rig is available for work, and dayrates, which are the contract prices customers pay for rigs per day, are also affected by the total supply of comparable rigs available for service in the geographic markets in which we compete. Improvements in demand in a geographic market may cause our competitors to respond by moving competing rigs into the market, thus intensifying price competition. Significant new rig construction could also intensify price competition. In the past, there have been prolonged periods of rig oversupply with correspondingly depressed utilization rates and dayrates largely due to earlier, speculative construction of new rigs. Improvements in dayrates and expectations of longer-term, sustained improvements in utilization rates and dayrates for offshore drilling rigs may lead to construction of new rigs. These increases in the supply of rigs could depress the utilization rates and dayrates for our rigs and materially reduce our revenues and profitability.

      WARRANTY CLAIMS ASSERTED AGAINST US IN THE FUTURE COULD MATERIALLY AFFECT OUR BUSINESS.

      In connection with our deepwater platform rig construction projects, we have provided our customers with a limited warranty against manufacturing defects on the rigs and have included in the construction losses a provision for warranty claims. However, our actual level of warranty claims could be greater than the level of warranty claims we estimated at the time of the provision, which would result in further losses on the projects.

      IF WE ARE UNABLE TO OBTAIN NEW OR FAVORABLE CONTRACTS FOR RIGS WHOSE CONTRACTS ARE EXPIRING, OUR REVENUES AND PROFITABILITY COULD BE MATERIALLY REDUCED.


      We have a number of contracts that will expire in 2004 and early 2005. Our ability to renew these contracts or obtain new contracts and the terms of any such contracts will depend on market conditions. We may be unable to renew our expiring contracts or obtain new contracts for the rigs, and the dayrates under any new contracts may be substantially below the existing dayrates, which could materially reduce our revenues and profitability.


      WORLDWIDE POLITICAL AND ECONOMIC DEVELOPMENTS MAY HURT OUR OPERATIONS MATERIALLY.

      In 2003, we derived approximately 39% of our revenues from operations in countries within South America and an additional approximately 48% of our revenues from operations in all other countries outside the United States. Our operations in these areas are subject to the following risks, among others:

      -     foreign currency fluctuations and devaluation;

      -     new economic policies;

      -     restrictions on currency repatriation;

      -     political instability, war and civil disturbances;

      - uncertainty or instability resulting from armed hostilities or other crises in the Middle East or other geographic areas in which we operate; and

      -     acts of terrorism.

      Continued hostilities in the Middle East and the occurrence or threat of future terrorist attacks such as those against the United States on September 11, 2001 could cause a downturn in the economies of the United States and other developed countries. A lower level of economic activity could result in a decline in energy consumption, which could cause our revenues and margins to decline and limit our future growth prospects. More specifically, these risks could lead to increased volatility in prices for crude oil and natural gas and could affect the markets for our drilling services. In addition, these risks could increase instability in the financial and insurance markets and make it more difficult for us to access capital and to obtain insurance coverages that we consider adequate or are otherwise required by our contracts.

      We attempt to limit the risks of currency fluctuation and restrictions on currency repatriation where possible by obtaining contracts providing for payment in U.S. dollars or freely convertible foreign currency. To the extent possible, we seek to limit our exposure to local currencies by matching the acceptance of local currencies to our expense requirements in those currencies. Although we have done this in the past, we may not be able to take these actions in the future, thereby exposing us to foreign currency fluctuations that could cause our results of operations and financial condition to deteriorate materially.

      During 2003, approximately 25% of our consolidated revenues were derived from our operations in Argentina and Venezuela. Over the past two years, these two countries experienced political and economic instability that resulted in significant changes in their general economic policies and regulations.

      During 2002, the Argentine peso declined in value against the U.S. dollar following the Argentine government's decisions to abandon the country's fixed dollar-to-peso exchange rate, requiring private sector, dollar-denominated loans and contracts to be paid in pesos and placing restrictions on the convertibility of the Argentine peso. The devaluation, coupled with the government's mandated conversion of all dollar-based contracts to pesos, severely pressured our margins. During 2002, we engaged in discussion with all of our Argentine customers regarding the recovery of losses sustained from the devaluation of accounts receivable and the basis on which new business would be contracted. We have restructured most of our contracts on a basis that we believe limits our exposure to further devaluations. However, further devaluations may cause our results to suffer materially.

      Since the second quarter of 2002, Venezuela has experienced political, economic and social instability, including prolonged labor strikes, demonstrations and an attempt to overthrow the government. Much of the instability negatively impacted Petroleos de Venezuela, S.A., or PDVSA, which is our principal customer in Venezuela, and led to the dismissal of more than 18,000 employees by the government. Exchange controls, together with employee dismissals and reorganization within PDVSA, led to a slower rate of collection of our trade receivables in early 2003. The instability in Venezuela has had and may in the future have an adverse effect on our business.

      Although foreign exchange in the countries where we operate is currently carried out on a free-market basis, local monetary authorities in these countries may, in the future, implement exchange controls or other economic measures that would limit or restrict our rights to receive payments or to otherwise conduct business in these countries.

      From time to time, certain of our foreign subsidiaries operate in countries that are subject to sanctions and embargoes imposed by the U.S. government and the United Nations. Although these sanctions and embargoes do not prohibit those subsidiaries from completing existing contracts or from entering into new contracts to provide drilling services in such countries, they do prohibit us and our domestic subsidiaries, as well as employees of our foreign subsidiaries who are U.S. citizens, from participating in or approving any aspect of the business activities in those countries. These constraints on our ability to have U.S. persons, including our senior management, provide managerial oversight and supervision may negatively affect the financial or operating performance of such business activities. We have received a request for information from the U.S. Department of Treasury's Office of Foreign Assets Control regarding our involvement in the business activities of certain of our foreign subsidiaries in Libya and Iran, and we have provided information pursuant to that request.

      Our international operations are also subject to other risks, including foreign monetary and tax policies, expropriation, nationalization and nullification or modification of contracts. Additionally, our ability to compete in international contract drilling markets may be limited by foreign governmental regulations that favor or require the awarding of contracts to local contractors or by regulations requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. Furthermore, our foreign subsidiaries may face governmentally imposed restrictions from time to time on their ability to transfer funds to us.


      For further information about our international operations, including our results of operations by geographic area, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and to
note 15 of our notes to consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2003, our current report on Form 8-K dated August 10, 2004 and in our periodic reports filed with the SEC.


      OUR CUSTOMERS MAY SEEK TO CANCEL OR RENEGOTIATE SOME OF OUR DRILLING CONTRACTS DURING PERIODS OF DEPRESSED MARKET CONDITIONS OR IF WE EXPERIENCE OPERATIONAL DIFFICULTIES.

      Substantially all our contracts with major customers are dayrate contracts, where we charge a fixed charge per day regardless of the number of days needed to drill the well. During depressed market conditions, a customer may no longer need a rig that is currently under contract or may be able to obtain a comparable rig at a lower daily rate. As a result, customers may seek to renegotiate the terms of their existing drilling contracts or avoid their obligations under those contracts. In addition, our customers may have the right to terminate existing contracts if we experience operational problems. The likelihood that a customer may seek to terminate a contract for operational difficulties is increased during periods of market weakness. The cancellation of a number of our drilling contracts could materially reduce our revenues and profitability.

      OUR SIGNIFICANT DEBT LEVELS AND DEBT AGREEMENT RESTRICTIONS MAY LIMIT OUR LIQUIDITY AND FLEXIBILITY IN OBTAINING ADDITIONAL FINANCING AND IN PURSUING OTHER BUSINESS OPPORTUNITIES.


      As of September 30, 2004, we had approximately $1.9 billion in long-term debt and capital lease obligations. The level of our indebtedness will have several important effects on our future operations, including:


      - a significant portion of our cash flow from operations will be dedicated to the payment of interest and principal on such debt and will not be available for other purposes;

      - covenants contained in our debt arrangements require us to meet certain financial tests, which may affect our flexibility in planning for, and reacting to, changes in our business and may limit our ability to dispose of assets, withstand current or future economic or industry downturns and compete with others in our industry for strategic opportunities; and

      - our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited.

      Our ability to meet our debt service obligations and to reduce our total indebtedness will be dependent upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control.

      WE ARE SUBJECT TO A NUMBER OF OPERATING HAZARDS INCLUDING THOSE SPECIFIC TO MARINE OPERATIONS. WE MAY NOT HAVE INSURANCE TO COVER ALL THESE HAZARDS.

      Our operations are subject to the many hazards customary in the oilfield services industry. Contract drilling and well servicing require the use of heavy equipment and exposure to hazardous conditions, which may subject us to liability claims by employees, customers and third parties. These hazards can cause personal injury or loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage and suspension of operations. Our offshore fleet is also subject to hazards inherent in marine operations, either while on site or during mobilization, such as capsizing, sinking and damage from severe weather conditions. We customarily provide contract indemnity to our customers for:

      - claims that could be asserted by us relating to damage to or loss of our equipment, including rigs;

      - claims that could be asserted by us or our employees relating to personal injury or loss of life; and

      - legal and financial consequences of spills of industrial waste and other liquids, but only to the extent (1) the waste or other liquids were in our control at the time of the spill or (2) our level of culpability is greater than mere negligence.

      We maintain insurance for injuries to our employees, damage to or loss of our equipment and other insurance coverage for normal business risks, including general liability insurance. Any insurance protection may not be sufficient or effective under all circumstances or against all hazards to which we may be subject. In addition, some of our primary insurance policies have substantial per occurrence or annual deductibles and/or self-insured aggregate amounts. The occurrence of a significant event against which we are not fully insured, or of a number of lesser events against which we are insured, but subject to substantial deductibles, could materially increase our costs and impair our profitability and financial condition. Moreover, worldwide terrorist attacks have significantly increased premiums for some types of coverage. We may not be able to maintain adequate insurance at rates or on terms that we consider reasonable or acceptable.

      WE ARE SUBJECT TO NUMEROUS GOVERNMENTAL REGULATIONS, INCLUDING THOSE THAT MAY IMPOSE SIGNIFICANT LIABILITY ON US FOR ENVIRONMENTAL DAMAGE.

      Many aspects of our operations are subject to governmental regulations that may relate directly or indirectly to the contract drilling and well servicing industries, including those requiring us to control the discharge of oil and other contaminants or otherwise relating to protection of the environment. Our operations and activities are subject to numerous environmental laws and regulations, including the U.S. Oil Pollution Act of 1990, the U.S. Outer Continental Shelf Lands Act, and the Comprehensive Environmental Response, Compensation and Liability Act. Additionally, other countries where we operate have laws and regulations covering the discharge of oil and other contaminants in connection with operations. Laws and regulations protecting the environment have become more stringent in recent years and may in certain circumstances impose strict liability, rendering us liable for environmental damage without regard to negligence or fault on our part. These laws and regulations may expose us to liability for the conduct of, or conditions caused by, others or for acts that were in compliance with all applicable laws at the time the acts were performed. The application of these requirements, the modification of existing laws or regulations or the adoption of new laws or regulations curtailing exploratory or development drilling for oil and gas could materially limit future contract drilling opportunities or materially increase our costs or both.

      WE MAY HAVE DIFFICULTY IMPLEMENTING IN A TIMELY MANNER INTERNAL CONTROL PROCEDURES NECESSARY TO ALLOW OUR MANAGEMENT TO REPORT ON THE EFFECTIVENESS OF OUR INTERNAL CONTROLS. IN ADDITION, OUR INDEPENDENT AUDITORS MAY NOT BE ABLE TO ISSUE AN ATTESTATION REPORT ON MANAGEMENT'S ASSESSMENT.

      Beginning with our report for the year ending December 31, 2004, Section 404 of the Sarbanes-Oxley Act of 2002 will require us to include an internal control report of management with our annual report on Form 10-K, which is to include management's assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. That report will also be required to include a statement that our independent auditors have issued an attestation report on management's assessment of our internal control over financial reporting. Our independent auditors, PricewaterhouseCoopers LLP, issued a letter to our audit committee dated August 13, 2003 noting certain matters in our Technical Services segment that they considered to be a material weakness in internal control.

      In order to achieve compliance with Section 404 within the prescribed period, management has formed an internal control steering committee, engaged outside consultants and adopted a detailed project work plan to assess the adequacy of our internal control over financial reporting, remediate any control weaknesses that may be identified, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. We may not, however, be able to complete the work necessary for our management to issue its management report in a timely manner, or any work that will be required for our management to be able to report that our internal control over financial reporting is effective. In addition, our independent auditors may not be able to issue an attestation report on management's assessment.

      MANY OF OUR CONTRACTS WITH OUR CUSTOMERS FOR OUR OFFSHORE RIGS ARE FIXED DAYRATE CONTRACTS. INCREASES IN OUR COSTS, WHICH ARE UNPREDICTABLE AND FLUCTUATE BASED ON EVENTS OUTSIDE OUR CONTROL, COULD ADVERSELY IMPACT OUR PROFITABILITY ON THOSE CONTRACTS.

      A number of our contracts with our customers for our offshore rigs are on a fixed dayrate basis. However, many of our costs, such as labor costs, are unpredictable and fluctuate based on events outside our control. The gross margin we realize on these fixed dayrate contracts will often fluctuate based on, among other things, variations in labor and other costs over the term of the contract. A substantial increase in our costs associated with these contracts would adversely impact our profitability.

RISKS RELATED TO THE NOTES

      THE NOTES ARE OUR SENIOR UNSECURED OBLIGATIONS. AS SUCH, THE NOTES ARE EFFECTIVELY SUBORDINATED TO ALL OUR EXISTING AND FUTURE SECURED DEBT, TO THE EXISTING AND FUTURE DEBT OF OUR SUBSIDIARIES THAT DO NOT GUARANTEE THE NOTES AND TO THE EXISTING AND FUTURE SECURED DEBT OF ANY SUBSIDIARIES THAT GUARANTEE THE NOTES. FURTHERMORE, AS A HOLDING COMPANY, WE DEPEND ON CASH WE OBTAIN FROM OUR SUBSIDIARIES TO MEET OUR DEBT SERVICE OBLIGATIONS.

      The notes constitute our senior unsecured debt and rank equally in right of payment with all of our other existing and future senior debt and senior in right of payment to all of our existing and future subordinated debt. The notes are effectively subordinated to all our existing and future secured debt, to the existing and future debt of our subsidiaries that do not guarantee the notes and to the existing and future secured debt of any subsidiaries that guarantee the notes. There currently are no subsidiary guarantors. If we are involved in any dissolution, liquidation or reorganization, our secured debt holders would be paid before you receive any amounts due under the notes to the extent of the value of the assets securing their debt. In that event, you may not be able to recover any principal or interest you are due under the notes.

      We currently conduct our operations through both U.S. and foreign subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the notes. In addition, holders of the notes will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries that do not guarantee the notes and to all secured creditors of our subsidiaries, whether or not they guarantee the notes, with respect to the assets securing the claims of those secured creditors.


      As of September 30, 2004, we had outstanding $1.1 billion of unsecured and unsubordinated indebtedness, no secured debt and no subordinated indebtedness (in each case excluding guarantees of indebtedness of our subsidiaries), and our subsidiaries had outstanding $2.2 million of unsecured and unsubordinated indebtedness, $0.9 billion of secured indebtedness and no subordinated indebtedness, in each case excluding intercompany indebtedness.


      FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID SUBSIDIARY GUARANTEES.

      The indenture governing the notes does not require any subsidiary to guarantee the notes unless that subsidiary guarantees any of our other indebtedness (excluding our indebtedness under credit facilities) as described under "Description of Notes -- Restrictive Covenants -- Limitation on Non-Guarantor Subsidiaries." There currently are no subsidiary guarantors. Various fraudulent conveyance laws have been enacted for the protection of creditors, and a court may use these laws to subordinate or avoid any subsidiary guarantee that may be delivered in the future. A court could avoid or subordinate a subsidiary guarantee in favor of that subsidiary guarantor's other creditors if the court found that either:

      - the guarantee was incurred with the intent to hinder, delay or defraud any present or future creditor or the subsidiary guarantor contemplated insolvency with a design to favor one or more creditors to the exclusion in whole or in part of others; or

      - the subsidiary guarantor did not receive fair consideration or reasonably equivalent value for issuing its subsidiary guarantee;

and, in either case, the subsidiary guarantor, at the time it issued the subsidiary guarantee:

      - was insolvent or rendered insolvent by reason of the issuance of the subsidiary guarantee;

      - was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital; or

      - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

      Among other things, a legal challenge of the subsidiary guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of our issuance of the notes or the delivery of the subsidiary guarantee. To the extent the subsidiary guarantee was avoided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would cease to have any claim against that subsidiary guarantor and would be solely creditors of the parent company and of any subsidiary guarantors whose subsidiary guarantees were not avoided or held unenforceable. In that event, the claims of the holders of the notes against the issuer of an invalid subsidiary guarantee would be subject to the prior payment of all liabilities of that subsidiary guarantor.

      WE ARE REQUIRED TO PURCHASE THE NOTES IN CONNECTION WITH A CHANGE IN CONTROL ONLY IF THE RATINGS ON THE NOTES DECLINE. IN ADDITION, IT MAY NOT BE POSSIBLE FOR US TO PURCHASE THE NOTES ON THE OCCURRENCE OF SUCH A CHANGE IN CONTROL.

      We are required to offer to repurchase the notes only in connection with specified change in control events that result in a ratings decline. Change in control provisions of other outstanding debt may require a repurchase if a change in control occurs without requiring a ratings decline. Accordingly, if a change in control were to occur that does not result in a rating decline, we could be required to repurchase other outstanding debt, but we would not be required to offer to repurchase the notes. We may not have sufficient funds available or be able to obtain the financing necessary to make any of the debt payments, including purchases of the notes, described above.

      If we were required to purchase the notes and we did not have the funds or financing available to make the debt payments, including purchases of the notes, an event of default would be triggered under the indenture governing the notes and certain other debt instruments. Each of these defaults could have a material adverse effect on us and the holders of the notes. See "Description of Notes -- Repurchase at Option of the Holder Upon a Change in Control."

      BECAUSE THERE IS NO PUBLIC MARKET FOR THE NOTES, YOU MAY NOT BE ABLE TO RESELL THE NOTES EASILY OR AT A FAVORABLE PRICE.

      There is no public market for the notes. A market for the notes may not develop, and we are not certain of the liquidity of any market they may develop, the ability of the holders to sell their notes or the price at which holders would be able to sell their notes. If a market were to develop, the market price for the notes may be adversely affected by changes in our financial performance, changes in the overall market for similar securities and performances or prospects for companies in our industry.

                           FORWARD-LOOKING INFORMATION

      This prospectus, including the information we incorporate by reference, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this prospectus or the documents we incorporate by reference that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These include such matters as:

      - market conditions, expansion and other development trends in the contract drilling industry;

      - our ability to enter into new contracts for our rigs and future utilization rates and contract rates for rigs;

      - future capital expenditures and investments in the construction, acquisition and refurbishment of rigs (including the amount and nature thereof and the timing of completion thereof);

      - estimates of profit or loss from performance of lump-sum rig construction contracts;

      -     future asset sales;

      -     completion and employment of rigs under construction;

      -     repayment of debt;

      - utilization of net operating loss carryforwards and future effective income tax rates;

      -     business strategies;

      -     expansion and growth of operations;

      - future exposure to currency devaluations or exchange rate fluctuations;

      - expected outcomes of legal and administrative proceedings and their expected effects on our financial position, results of operations and cash flows;

      -     future operating results and financial condition; and

      - the effectiveness of our disclosure controls and procedures and internal control over financial reporting.

      We have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. These statements are subject to a number of assumptions, risks and uncertainties, including those described above under "Risk Factors" and in our SEC filings and the following:

      -     general economic business conditions;

      -     prices of oil and gas and industry expectations about future prices;

      - cost overruns in our lump-sum rig construction and other turnkey contracts;

      - adjustments in estimates affecting our revenue recognition under percentage-of-completion accounting;

      -     foreign exchange controls and currency fluctuations;

      -     political stability in the countries in which we operate;

      - the business opportunities (or lack thereof) that may be presented to and pursued by us;

      -     changes in laws or regulations;

      - the validity of the assumptions used in the design of our disclosure controls and procedures; and

      - our ability to implement in a timely manner internal control procedures necessary to allow our management to report on the effectiveness of our internal control over financial reporting.

      Most of these factors are beyond our control. We caution you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in these statements.

                       RATIO OF EARNINGS TO FIXED CHARGES

      We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.


                                                                NINE MONTHS           YEARS ENDED DECEMBER 31,
                                                                   ENDED       ------------------------------------
                                                               SEPTEMBER 30,
                                                                    2004       2003    2002    2001    2000    1999
                                                                    ----       ----    ----    ----    ----    ----
Ratio of earnings to fixed charges.......................           1.2x       1.0x    1.1x    1.9x    1.7x     --


      We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before income taxes and minority interest plus fixed charges less capitalized interest. "Fixed charges" consist of interest expense, capitalized interest and that portion of operating lease rental expense we have deemed to represent the interest factor. For the year ended December 31, 1999, earnings were inadequate to cover fixed charges by $114.6 million.

                                PRIVATE PLACEMENT

      On July 7, 2004, we issued the $500 million principal amount of the outstanding 7 3/8% Senior Notes due 2014 to the initial purchasers of those notes and received proceeds, after discounts but before other expenses, of $491.1 million. We issued the old notes to the initial purchasers in transactions exempt from or not subject to registration under the Securities Act. The initial purchasers then offered and resold the notes to qualified institutional buyers and non-U.S. persons initially at 99.474% of the principal amount of the old notes. In addition, on the same date, we entered into new senior secured credit facilities with a group of banks and institutional lenders for aggregate availability of up to $800 million, consisting of a revolving credit facility with availability of up to $500 million and a $300 million term loan.

      We used the net proceeds from the offering of the old notes, together with proceeds from the new term loan and initial borrowings of approximately $95 million under the revolving credit facility, to retire our 9 3/8% Senior Notes due 2007, 10% Senior Notes due 2009 and 9% senior convertible notes, together with the applicable prepayment premium and accrued and unpaid interest, and to refinance amounts outstanding under other credit facilities.

                                 USE OF PROCEEDS

      We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive in exchange a like principal amount of old notes. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our capitalization.

                               THE EXCHANGE OFFER

      Participation in the exchange offer is voluntary, and we urge you to carefully consider whether to accept. Please consult your financial and tax advisors in making your own decision on what action to take.

      We are offering to issue new registered 7 3/8% Senior Notes due 2014 in exchange for a like principal amount of our outstanding 7 3/8% Senior Notes due 2014. We may extend, delay or terminate the exchange offer. Holders of old notes who wish to exchange their notes will need to complete the exchange offer documentation related to the exchange.

PURPOSE OF THE EXCHANGE OFFER

      We sold the old notes in transactions that were exempt from or not subject to the registration requirements under the Securities Act. Accordingly, the old notes are subject to transfer restrictions. In general, you may not offer or sell the old notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws.

      In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes. In that agreement, we agreed to use our reasonable best efforts to file a registration statement relating to an offer to exchange the old notes for new notes and to have that registration statement declared effective by the SEC within 180 days after the issue date of the old notes. We also agreed to use our reasonable best efforts to complete the exchange offer within 45 days after the registration statement becomes effective. We are offering the new notes under this prospectus in an exchange offer for the old notes to satisfy our obligations under the registration rights agreement.

RESALE OF NEW NOTES

      Based on interpretations of the SEC staff in "no action letters" issued to third parties, we believe that each new note issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if:

      - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

      -     you acquire such new notes in the ordinary course of your business;
            and

      - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes.

      The SEC has not, however, considered the legality of our exchange offer in the context of a "no action letter," and there can be no assurance that the staff of the SEC would make a similar determination with respect to our exchange offer as it has in other interpretations to other parties.

      If you tender your old notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you:

      -     cannot rely on such interpretations by the SEC staff; and

      - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the new notes.

      Unless an exemption from registration is otherwise available, the resale by any securityholder intending to distribute new notes should be covered by an effective registration statement under the Securities Act containing the selling securityholder's information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Failure to comply with the registration and prospectus delivery requirements by a holder subject to these requirements could result in that holder incurring liability for which it is not indemnified by us. With respect to broker-dealers, only those that acquired the old notes for their own account as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes acquired as a result of market-making activities or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read "Plan of Distribution" for more details regarding the transfer of new notes.

TERMS OF THE EXCHANGE OFFER

      Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date of the exchange offer. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only in integral multiples of $1,000. The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

      As of the date of this prospectus, $500 million principal amount of 7 3/8% Senior Notes due 2014 is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will:

      -     remain outstanding;

      -     continue to accrue interest; and

      - be entitled to the rights and benefits that holders have under the indenture relating to the old notes and, if applicable, the registration rights agreement.

However, these old notes will not be freely tradable. See " -- Consequences of Failure to Exchange" below.

      By signing or agreeing to be bound by the letter of transmittal, you acknowledge that, upon request, you will execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of the old notes tendered by you, including the transfer of such old notes on the account books maintained by DTC.

      We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

      If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section " -- Fees and Expenses" for more details about fees and expenses incurred in the exchange offer.

      We will return any old notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the applicable exchange offer.

EXPIRATION DATE

      The exchange offer will expire at 5:00 p.m., New York City time, on , 2004, unless in our sole discretion we extend it.

EXTENSIONS, DELAY IN ACCEPTANCE, TERMINATION OR AMENDMENT

      We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. We may delay acceptance for exchange of any old notes by giving oral or written notice of the extension to their holders. During any such extensions, all old notes you have previously tendered and not withdrawn will remain subject to the exchange offer, and we may accept them for exchange.

      To extend an exchange offer, we will notify the exchange agent orally or in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

      If any of the conditions described below under " -- Conditions to the Exchange Offer" have not been satisfied with respect to the exchange offer, we reserve the right, in our sole discretion to:

      -     delay accepting for exchange any old notes;

      -     extend the exchange offer; or

      -     terminate the exchange offer.

We will give oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

      Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of the old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

      Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Conditions to the Exchange Offer

      Despite any other term of the exchange offer, if in our reasonable judgment the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC (due to a change in its current interpretations) or would be impaired by any action or proceeding that has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer:

      - we will not be required to accept for exchange, or exchange any new notes for, any old notes; and

      - we may terminate the exchange offer before accepting any old notes for exchange.

      In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us:

      - the representations described below under " -- Procedures for Tendering" and in the letter of transmittal; and

      - such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the new notes under the Securities Act.

      We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange in the exchange offer, upon the occurrence of any of the conditions to the exchange offer specified above.

      These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times.

      In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at that time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

      HOW TO TENDER GENERALLY

      Only a registered holder of old notes may tender its old notes in the exchange offer. If you are a beneficial owner of old notes and wish to have the registered owner tender on your behalf, please read " -- How to Tender If You Are a Beneficial Owner." To tender in the exchange offer, a holder must either
(1) comply with the procedures for physical tender or (2) comply with the automated tender offer program procedures of The Depository Trust Company, or DTC, described below.

      To complete a physical tender, a holder must:

      - complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;

      - have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

      - mail or deliver the letter of transmittal or facsimile and deliver the old notes to the exchange agent prior to the expiration date.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under "Prospectus Summary -- The Exchange Agent" prior to the expiration date. To complete a tender through DTC's automated tender offer program, the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below and a properly transmitted agent's message.

      If you wish to tender your old notes and cannot comply with the requirement to deliver the letter of transmittal and your old notes (including by book-entry transfer) or use the automated tender offer program of DTC described below before the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described below.

      The tender by a holder that is not withdrawn prior to the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

      THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OLD NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

      BOOK-ENTRY TRANSFER

      The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your old notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your old notes according to the guaranteed delivery procedures described below.

      TENDERING THROUGH DTC'S AUTOMATED TENDER OFFER PROGRAM

      The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender its old notes. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

      An "agent's message" is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

      - DTC has received an express acknowledgment from a participant in DTC's automated tender offer program that is tendering old notes that are the subject of such book-entry confirmation;

      - the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

      -     we may enforce the agreement against the participant.

      HOW TO TENDER IF YOU ARE A BENEFICIAL OWNER

      If you beneficially own old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either:

      - make appropriate arrangements to register ownership of the old notes in your name; or

      - obtain a properly completed bond power from the registered holder of your old notes.

      The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

      SIGNATURES AND SIGNATURE GUARANTEES

      You must have signatures on a letter of transmittal or a notice of withdrawal described below guaranteed by an "eligible institution" unless the old notes are tendered:

      - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the new notes are being issued directly to the registered holder of the old notes tendered in the exchange offer for those new notes; or

      -     for the account of an eligible institution.

An "eligible institution" is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act, in each case that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

      WHEN ENDORSEMENTS OR BOND POWERS ARE NEEDED

      If a person other than the registered holder of any old notes signs the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder's name appears on the old notes. An eligible institution must guarantee that signature.

      If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

      DETERMINATIONS UNDER THE EXCHANGE OFFER

      We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which, in the opinion of our counsel, might be unlawful. We also reserve the right to waive any defects, irregularities or conditions of the exchange offer as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

      Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

      WHEN WE WILL ISSUE NEW NOTES

      In all cases, we will issue new notes for old notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

      - old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC; and

      - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

      RETURN OF OLD NOTES NOT ACCEPTED OR EXCHANGED

      If we do not accept any tendered old notes for exchange for any reason described in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged old notes without expense to their tendering holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the rejection of tender or the expiration or termination of the exchange offer.

      YOUR REPRESENTATIONS TO US

      By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

      - any new notes that you receive will be acquired in the ordinary course of your business;

      - you have no arrangement or understanding with any person to participate in the distribution of the old notes or the new notes;

      - you are not our "affiliate," as defined in Rule 405 of the Securities Act, or, if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

      - if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes;

      - if you are a broker-dealer, you will receive new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, and you will deliver a prospectus in connection with any resale of such new notes;

      - if you are a broker-dealer, you did not purchase the old notes to be exchanged for the new notes from us; and

      - you are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

GUARANTEED DELIVERY PROCEDURES

      If you wish to tender your old notes but they are not immediately available or if you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

      -     the tender is made through an eligible institution;

      - prior to the expiration date, the exchange agent receives from that eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message relating to a notice of guaranteed delivery:

            - stating your name and address, the registration number or numbers of your old notes and the principal amount of old notes tendered;

            -     stating that the tender is being made thereby; and

            - guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or agent's message in lieu thereof, together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

      - the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent's message, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

      Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your old notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

      Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

      For a withdrawal to be effective:

      - the exchange agent must receive a written notice of withdrawal at the address listed above under "Prospectus Summary -- The Exchange Agent"; or

      - the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program.

      Any notice of withdrawal must:

      - specify the name of the person who tendered the old notes to be withdrawn;

      - identify the old notes to be withdrawn, including the registration number or numbers and the principal amount of such old notes;

      - be signed by the person who tendered the old notes in the same manner as the original signature on the letter of transmittal used to deposit those old notes, or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer into the name of the person withdrawing the tender; and

      - specify the name in which such old notes are to be registered, if different from that of the person who tendered the old notes.

      If old notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

      We will determine in our sole discretion all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination will be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

      Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal. You may retender properly withdrawn old notes by following one of the procedures described under " -- Procedures for Tendering" above at any time on or prior to the expiration date.

FEES AND EXPENSES

      We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

      We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

      -     SEC registration fees;

      -     fees and expenses of the exchange agent and trustee;

      -     accounting and legal fees and printing costs; and

      -     related fees and expenses.

TRANSFER TAXES

      We will pay all transfer taxes, if any, applicable to the exchange of old notes in the exchange offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

      - certificates representing new notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

      - tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

      - a transfer tax is imposed for any reason other than the exchange of old notes in the exchange offer.

If satisfactory evidence of payment of any transfer taxes payable by a tendering holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder. The exchange agent will retain possession of new notes with a face amount equal to the amount of the transfer taxes due until it receives payment of the taxes.

CONSEQUENCES OF FAILURE TO EXCHANGE

      If you do not tender your old notes for new notes in the exchange offer, or if you tender your old notes but subsequently withdraw them, your old notes will remain outstanding and continue to accrue interest, but will not retain any rights under the registration rights agreement (except in limited circumstances involving the initial purchasers and specified broker-dealers) or accrue additional interest under that agreement. IN ADDITION, YOU WILL REMAIN SUBJECT TO THE EXISTING RESTRICTIONS ON TRANSFER OF THE OLD NOTES. IN GENERAL, YOU MAY NOT OFFER OR SELL THE OLD NOTES UNLESS EITHER THEY ARE REGISTERED UNDER THE SECURITIES ACT OR THE OFFER OR SALE IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

      THE TENDER OF OLD NOTES IN THE EXCHANGE OFFER WILL REDUCE THE PRINCIPAL AMOUNT OF THE OLD NOTES OUTSTANDING. DUE TO THE CORRESPONDING REDUCTION IN LIQUIDITY, THIS MAY HAVE AN ADVERSE EFFECT UPON, AND INCREASE THE VOLATILITY OF, THE MARKET PRICE OF ANY OLD NOTES THAT YOU CONTINUE TO HOLD FOLLOWING COMPLETION OF THE EXCHANGE OFFER.

ACCOUNTING TREATMENT

      We will not recognize a gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize our expenses of the exchange offer over the term of the new notes in accordance with U.S. generally accepted accounting principles.

OTHER

      Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take. In the future, we may seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes, except as required by the registration rights agreement.

                              DESCRIPTION OF NOTES

      We will issue the new notes, and we issued the old notes, under an indenture, dated as of July 1, 2004, between Pride International, Inc., as issuer, and JPMorgan Chase Bank, as trustee, as supplemented by the First Supplemental Indenture thereto dated as of July 7, 2004. In this prospectus, we sometimes refer to the Indenture and the First Supplemental Indenture as the "indenture." In connection with the issuance of the old notes, we also entered into a registration rights agreement with the initial purchasers of the old notes. This description is a summary of the material provisions of the notes, the indenture and the registration rights agreement. It does not purport to be complete. We urge you to read the notes, the indenture and the registration rights agreement in their entirety because those documents, and not this description, define your rights as holders of the notes.

      We have filed the indenture and the registration rights agreement as exhibits to the registration statement of which this prospectus is a part. The terms of the indenture include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. Debt securities may be issued under the indenture from time to time in separate series, each up to the aggregate amount authorized for each series, and the notes are the initial series of debt securities to be issued under the indenture.

      The old notes and the new notes issued in the exchange offer will together constitute a single class of securities under the indenture. If the exchange offer for notes is consummated, holders of old notes who do not exchange their old notes for new notes in the exchange offer will vote together with holders of new notes for all relevant purposes under the indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the holders of those old notes and new notes will vote together as a single class.

      As used in this "Description of Notes" section, references to "Pride," "we," "our" or "us" refer solely to Pride International, Inc. and not to its subsidiaries. In addition, we have used in this description capitalized and other terms that we have defined below under " -- Glossary" and in other parts of this description.

GENERAL

      The notes are limited initially to $500 million aggregate principal amount and are senior unsecured obligations of Pride. We may issue additional notes from time to time without the consent of holders. Any issuance of additional notes is subject to the covenant described below under the caption " -- Restrictive Covenants -- Limitation on Indebtedness," if in effect at the time of such issuance. The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. We will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on July 15, 2014.

      Interest on the notes will accrue at the rate of 7 3/8% per annum from July 7, 2004 or, if interest has already been paid, from the date it was most recently paid. We will pay interest on January 15 and July 15 of each year, beginning January 15, 2005, to holders of record at the close of business on January 1 or July 1, as the case may be, immediately preceding the interest payment date. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

      We will maintain an office or agency in The City of New York where notes may be presented for payment, which will initially be the office of the trustee at 4 New York Plaza, 15th Floor, New York, New York 10004. We will make payments on the notes either:

      - by check mailed to your address as it appears in the note register, provided that, if you are a holder with an aggregate principal amount in excess of $2.0 million, you will be paid, if you so elect in writing, according to the immediately following bullet point; or

      - by wire transfer of immediately available funds to an account maintained by you in the United States.

      Payments on notes registered in the name of The Depository Trust Company, New York, New York, which we refer to as DTC, will be made according to the second bullet point above to the account of DTC or its nominee in the United States.

      The registered holder of a note will be treated as its owner for all purposes, and all references in this description to "holders" mean holders of record, unless otherwise indicated.

RANKING

      The notes will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness. The notes will be effectively subordinated to our secured indebtedness with respect to the assets securing that indebtedness.

      We currently conduct our operations through both U.S. and foreign subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the notes. In addition, holders of the notes will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries that do not guarantee the notes and to all secured creditors of our subsidiaries that guarantee the notes with respect to the assets securing the claims of those secured creditors.


      We and our subsidiaries are subject to some restrictions in the notes on incurring indebtedness, though any indebtedness that we or our subsidiaries may incur could still be substantial. As of September 30, 2004, we had outstanding $1.1 billion of unsecured and unsubordinated indebtedness, no secured debt and no subordinated indebtedness (in each case excluding guarantees of indebtedness of our subsidiaries), and our subsidiaries had outstanding $2.2 million of unsecured and unsubordinated indebtedness, $0.9 billion of secured indebtedness and no subordinated indebtedness, in each case excluding intercompany indebtedness.


TERMINATION OF COVENANTS UPON ACHIEVEMENT OF INVESTMENT GRADE STATUS

      If at any time the notes achieve an Investment Grade Status and no Event of Default has occurred and is then continuing, which occurrence we call an "Investment Grade Status Event," then certain covenants described below under " -- Restrictive Covenants," together with clause (3) of the covenant described below under " -- Consolidation, Merger and Sale of Assets," will terminate and thereafter will no longer apply to us and our Subsidiaries. See " -- Restrictive Covenants."

SUBSIDIARY GUARANTEES OF NOTES

      Under the circumstances described below, our payment obligations under the notes may in the future be jointly and severally guaranteed by our existing or future Subsidiaries as subsidiary guarantors. Although there currently are no subsidiary guarantors, covenants described below may require a Subsidiary in the future to guarantee the notes simultaneously with its guarantee of our other Indebtedness (except Indebtedness under a Credit Facility). See " -- Restrictive Covenants -- Limitation on Non-Guarantor Subsidiaries."

      Under its subsidiary guarantee, each subsidiary guarantor will guarantee, jointly and severally, to each holder and the trustee, the full and prompt performance of our obligations under the indenture and the notes, including the payment of principal of (or premium, if any, on) and interest, if any, on the notes.

      The subsidiary guarantees will be unsecured senior obligations of each subsidiary guarantor and will:

      - rank equally in right of payment with all other unsubordinated indebtedness of that subsidiary guarantor,

      - rank senior in right of payment to all subordinated indebtedness of that subsidiary guarantor, and

      - be effectively subordinated to all secured indebtedness of the subsidiary guarantor with respect to the assets securing that indebtedness.

      The obligations of each subsidiary guarantor will be limited to the maximum amount that will not render that subsidiary guarantor insolvent or leave it with unreasonably small capital under federal or state law, after giving effect to the following:

      -     all other indebtedness of that subsidiary guarantor,

      - the right of the subsidiary guarantor to contribution from other subsidiary guarantors, and

      -     any other rights the subsidiary guarantor may have.

      Each subsidiary guarantor that makes a payment or distribution under a subsidiary guarantee will be entitled to a contribution from each other subsidiary guarantor in a pro rata amount based on the Adjusted Net Assets of each subsidiary guarantor.

      Each subsidiary guarantor may consolidate with or merge with or into or sell or otherwise dispose of all or substantially all of its assets to us or another subsidiary guarantor without limitation, except to the extent any transaction is subject to the covenants described below under " -- Restrictive Covenants" or the "Consolidation, Merger and Sale of Assets" covenant described below. Each subsidiary guarantor may consolidate with or merge with or into another entity (whether or not affiliated with the subsidiary guarantor) only if:

      - the surviving entity, if not the subsidiary guarantor, agrees to assume the subsidiary guarantor's subsidiary guarantee and all its other obligations under the indenture, except to the extent the subsidiary guarantee and such obligations are released as described below, and

      - the transaction does not result in a Default or Event of Default that is continuing.

      A subsidiary guarantor will be released from its subsidiary guarantee and all of its other obligations under the indenture upon:

      - the sale or other disposition, by merger or otherwise, of the subsidiary guarantor or all or substantially all of its assets to a person other than us or another Subsidiary and in a transaction that is otherwise in compliance with the indenture,

      - the release of all guarantees by the subsidiary guarantor of our other Indebtedness (except our Indebtedness under any Credit Facility), or

      -     the designation of the subsidiary guarantor as a Non-Recourse
            Subsidiary.

      Any release pursuant to the first bullet point above will occur, however, only to the extent that all obligations of the subsidiary guarantor under all of its guarantees of our other Indebtedness also terminate or are released upon the sale or other disposition.

OPTIONAL REDEMPTION

      At any time prior to July 15, 2007, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 107.375% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders on a record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings, provided that:

      - at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Pride and its Subsidiaries); and

      - the redemption occurs within 180 days of the date of the closing of such Equity Offering.

      On and after July 15, 2009, we may redeem all or a part of the notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date (subject to the right of holders on a record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

         YEAR               PERCENTAGE
----------------------      ----------
2009..................       103.688%
2010..................       102.458%
2011..................       101.229%
2012 and thereafter...       100.000%

      In addition, we may redeem all or a part of the notes, at any time prior to July 15, 2009, at a redemption price equal to the greater of:

      - 100% of the principal amount of the notes to be redeemed plus accrued but unpaid interest to the date of redemption; and

      - (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the date of redemption to July 15, 2009 (except for currently accrued but unpaid interest) (assuming the notes are redeemed, and based on the applicable redemption price, on that date) discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate, plus 50 basis points, plus (b) accrued but unpaid interest to the date of redemption (subject to the right of holders on a record date to receive interest due on the relevant interest payment date).

The actual redemption price, calculated as provided in this paragraph, will be calculated and certified to the trustee and us by the Independent Investment Banker. For purposes of determining the optional redemption price pursuant to this paragraph, the following definitions are applicable:

      "Comparable Treasury Issue" means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to July 15, 2009 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity.

      "Comparable Treasury Price" means, for any redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

      "Independent Investment Banker" means Citigroup Global Markets Inc. and any successor firm, or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee after consultation with us.

      "Reference Treasury Dealer" means each of Citigroup Global Markets Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and their respective successors, plus two other dealers selected by the Independent Investment Banker that are primary U.S. government securities dealers in New York City; provided, if any of Citigroup Global Markets Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. or any primary U.S. government securities dealer selected by the Independent Investment Banker shall cease to be a primary U.S. government securities dealer, then such other primary U.S. government securities dealers as may be substituted by the Independent Investment Banker.

      "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) at 3:30 p.m., New York City time, on the third business day preceding such redemption date, as quoted in writing to the trustee by such Reference Treasury Dealer.

      "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week in which the calculation date falls (or in the immediately preceding week if the calculation date falls on any day prior to the usual publication date for such release) or does not contain such yields, the rate per year equal to the semi- annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date. Any weekly average yields calculated by interpolation or extrapolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

      We are required to give notice of redemption by mail to holders not more than 60 but not less than 30 days prior to the redemption date. If we specify that less than all of the outstanding notes are to be redeemed, the trustee will select the notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 either pro rata, by lot or by such other method the trustee considers appropriate in accordance with industry standards at the time of the redemption.

REPURCHASE AT OPTION OF THE HOLDER UPON A CHANGE IN CONTROL

      In the event of any Change in Control of Pride resulting in a Rating Decline, each holder of notes will have the right, at the holder's option, subject to the terms and conditions of the indenture, to require us to purchase all or any portion (provided that the principal amount must be $1,000 or an integral multiple thereof) of the holder's notes as of the date that is 35 business days after the occurrence of such Change in Control, which we refer to as the "Change in Control Purchase Date," at a cash price equal to 101% of the outstanding principal amount of those notes plus accrued and unpaid interest, if any, through and including the Change in Control Purchase Date (subject to the right of holders on a record date to receive interest due on the relevant interest payment date), which we refer to as the "Change in Control Purchase Price."

      Within 15 business days after the Change in Control resulting in a Rating Decline, Pride will mail to the trustee and to each holder (and to beneficial owners if required by applicable law) a notice regarding such Change in Control, which notice will state, among other things:

      - the date of such Change in Control and, briefly, the events causing such Change in Control,

      - the date by which the Change in Control Purchase Notice must be given,

      -     the Change in Control Purchase Date,

      -     the Change in Control Purchase Price,

      -     the name and address of the paying agent,

      - the procedures that holders must follow to exercise their rights, and

      -     the procedures for withdrawing a Change in Control Purchase Notice.

      To exercise the purchase right, the holder must deliver written notice of the exercise of such right, which we refer to as a "Change in Control Purchase Notice," to the paying agent prior to the close of business on the Change in Control Purchase Date. The Change in Control Purchase Notice must state:

      - the certificate number of any note in certificated form to be delivered by the holder thereof for purchase by Pride,

      - the portion of the principal amount of notes to be purchased, which portion must be $1,000 or an integral multiple thereof, and

      - that such notes are to be purchased by Pride pursuant to the applicable provisions of the notes.

      Any Change in Control Purchase Notice may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the Change in Control Purchase Date. The notice of withdrawal must state the principal amount and the certificate numbers of the notes as to which the withdrawal notice relates and the principal amount, if any, which remains subject to a Change in Control Purchase Notice.

      Payment of the Change in Control Purchase Price for a note for which a Change in Control Purchase Notice has been delivered and not validly withdrawn is conditioned upon delivery of such note (together with necessary endorsements) to the paying agent at any time (whether prior to, on or after the Change in Control Purchase Date) after the delivery of such Change in Control Purchase Notice. Payment of the Change in Control Purchase Price for such note will be made promptly following the later of the business day following the Change in Control Purchase Date or the time of delivery of such note. If the paying agent holds, in accordance with the terms of the indenture, money sufficient to pay the Change in Control Purchase Price of such note on the business day following the Change in Control Purchase Date, then, after the Change in Control Purchase Date, such note will cease to be outstanding, interest on such note will cease to accrue and will be deemed paid and all other rights of the holder will terminate (other than the right to receive the Change in Control Purchase Price upon delivery of such note), whether or not such note is delivered to the paying agent.

      One of the events that constitutes a Change in Control under the indenture is a sale, conveyance, transfer or lease of all or substantially all of the assets of Pride and its Subsidiaries, taken as a whole. New York law will govern the indenture and the notes, and there is no established quantitative definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if we engaged in a transaction in which we disposed of less than all of our assets, a question of interpretation could arise as to whether that disposition was of "substantially all" of our assets and whether we were required to purchase notes at the option of the holders.

      We will comply with the provisions of the Exchange Act that may then be applicable to our offer to purchase notes at the option of the holders thereof upon a Change in Control and, if required, will file a Schedule TO or any other required schedule.

      The Change in Control purchase feature of the notes may, in certain circumstances, make more difficult or discourage a takeover of Pride and, thus, the removal of incumbent management. The Change in Control purchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of common stock or to obtain control of Pride by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. The terms of such feature result from negotiations between Pride and the initial purchasers of the old notes.

      The provisions of the indenture relating to a Change in Control may not afford the holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction that may adversely affect holders, if such transaction does not constitute a Change in Control.

      We are required to offer to repurchase the notes only in the event that a Change in Control results in a Rating Decline. Change in control provisions of other outstanding debt may require only that a change in control occurs. Accordingly, if a Change in Control were to occur that does not result in a Rating Decline, we could be required to repurchase other outstanding debt but would not be required to offer to repurchase the notes. If a Change in Control were to occur, there can be no assurance that we would have funds sufficient to pay the Change in Control Purchase Price for all of the notes that might be delivered by holders seeking to exercise the purchase right. In addition, our ability to purchase notes with cash may be limited by the terms of our then-existing borrowing agreements.

RESTRICTIVE COVENANTS

      The covenants described in this section of the prospectus will terminate upon the occurrence of an Investment Grade Status Event, except for the covenants described under the captions " -- Limitation on Sale and Lease-Back Transactions," " -- Limitation on Liens," " -- Limitation on Non-Guarantor Subsidiaries" and " -- Reports." See " -- Termination of Covenants Upon Achievement of Investment Grade Status." In addition, upon the occurrence of an Investment Grade Status Event, clause (3) of the covenant described under " -- Consolidation, Merger and Sale of Assets" will also terminate.

      The indenture will contain, among others, the following covenants:

      Transactions with Affiliates. We will, and will permit any Subsidiary to, conduct any business or enter into any transaction or series of related transactions, including the purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee or the rendering of any service with any of our Affiliates (other than transactions among Pride and any of its Wholly Owned Subsidiaries or among its Wholly Owned Subsidiaries) only if:

            (1) the transaction or series of related transactions is on terms which are no less favorable in all material respects to us or the Subsidiary than those that could be obtained in a comparable arm's length transaction with a person that is not such an Affiliate, and

            (2) if the transaction or series of related transactions has a Fair Market Value:

            - in excess of $10 million per year but less than $25 million per year, we certify to the trustee that the transaction or series of related transactions complies with clause (1) above, or

            -     in excess of $25 million per year, then:

                  (a) the transaction or series of related transactions is
            approved by a majority of our Board of Directors, including a majority of the disinterested directors, which approval is evidenced by a board resolution that the transaction or series of related transactions complies with clause (1) above, or

                  (b) we receive a favorable opinion from a nationally
            recognized investment banking or similar firm of our choice (having expertise in the specific area which is the subject of the opinion) that the payments to be made are fair consideration for the transaction or series of related transactions.

      These provisions will not apply to the following:

      -     sales by Pride of its common stock to any of its Affiliates,

      - reasonable compensation (including amounts paid pursuant to employee benefit plans) and indemnification paid or made available to an officer, director or employee of Pride or a Subsidiary for services rendered in that person's capacity as an officer, director or employee, or

      - the making of any Restricted Payment otherwise permitted by the indenture.

      Limitation on Restricted Payments. We will, and will permit any Subsidiary to, make any Restricted Payment only if, at the time of and after giving effect to the proposed Restricted Payment:

            (1) no Default or Event of Default has occurred and is continuing or would result from the Restricted Payment,

            (2) we could incur at least $1.00 of additional Indebtedness under the Consolidated Interest Coverage Ratio test described in the first sentence under the caption " -- Limitation on Indebtedness," and

            (3) the aggregate amount of such Restricted Payment and all Restricted Payments (the amount of any Restricted Payment not made in cash will be based on Fair Market Value) declared or made on or after the 1999 Issue Date by us or any Subsidiary does not exceed the sum of:

            - 50% of our aggregate Consolidated Net Income accrued during the period beginning on April 1, 1999 and ending on the last day of the fiscal quarter ending immediately prior to the date of such proposed Restricted Payment (or if such Consolidated Net Income is a deficit, minus 100% of the deficit), plus

            - an amount equal to (a) the aggregate net cash proceeds and the Fair Market Value of securities or other Property other than cash we have received, after the 1999 Issue Date, from the issuance or sale (other than to a Subsidiary or an employee stock ownership plan or trust established by us for the benefit of our employees) of shares of our Capital Stock, excluding Redeemable Stock but including the Capital Stock issued upon the exercise of options, warrants or rights to purchase our Capital Stock (other than Redeemable Stock) and
                  (b) the liability (expressed as a positive number) in accordance with GAAP for any of our Indebtedness or carrying value of Redeemable Stock that has been issued after the 1999 Issue Date and converted into, exchanged for or satisfied by the issuance of shares of our Capital Stock (other than Redeemable Stock) after the 1999 Issue Date, plus

            - to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Non-Recourse Subsidiaries or joint ventures or other persons resulting from dividends, repayments of loans or advances, releases or discharges of guarantees or other obligations or other transfers of Property or return of capital, in each case to or in favor of us or a Subsidiary after the 1999 Issue Date from any Non-Recourse Subsidiary or joint venture or other person or from the redesignation of a Non-Recourse Subsidiary as a Subsidiary (valued in each case as provided in the definition of Investment), not to exceed, in the case of any Non-Recourse Subsidiary or joint venture or other person, the total amount of Investments (other than Permitted Investments permitted by clauses (1)-(10) of the definition of "Permitted Investments") in such Non-Recourse Subsidiary or joint venture or other person made by us and our Subsidiaries in such Non-Recourse Subsidiary or joint venture or other person existing on or made after the 1999 Issue Date, plus

            - to the extent not otherwise included in our Consolidated Net Income or in the previous bullet point, the total amount of Investments existing on or made after the 1999 Issue Date in persons which have become Subsidiaries subsequent to the 1999 Issue Date (calculated as of the date they become Subsidiaries), plus

            -     $50 million.

      These provisions will not prevent:

            (A) the payment of any dividend on the Capital Stock of any class within 60 days after the date of its declaration if at the date of declaration the payment would be permitted by the indenture, provided that at the time of the declaration of such dividend, no Default shall have occurred and be continuing,

            (B) any repurchase or redemption of our Capital Stock or Subordinated Indebtedness made by exchange for our Capital Stock (other than Redeemable Stock), or out of the net cash proceeds from the substantially concurrent issuance or sale (other than to a Subsidiary) of our Capital Stock (other than Redeemable Stock), if the net cash proceeds from the sale are excluded from computations under the second bullet point under (3) above to the extent such proceeds are applied to purchase or redeem such Capital Stock or Subordinated Indebtedness, and

            (C) any repurchase or redemption of Subordinated Indebtedness solely in exchange for, or out of the net cash proceeds from the substantially concurrent sale of, new Subordinated Indebtedness, so long as the new Subordinated Indebtedness:

            - is subordinated to the notes or the subsidiary guarantees, as the case may be, at least to the same extent as the Subordinated Indebtedness so exchanged, purchased or redeemed,

            - has a stated maturity later than the stated maturity of the Subordinated Indebtedness so exchanged, purchased or redeemed, and

            - has an Average Life at the time incurred that is greater than the remaining Average Life of the Subordinated Indebtedness so exchanged, purchased or redeemed.

Restricted Payments permitted to be made as described in (B) and (C) above will be excluded in calculating the amount of Restricted Payments thereafter; Restricted Payments made as described in (A) above will be included.

      Limitation on Indebtedness. We will, and will permit any Subsidiary to, create, incur, assume, suffer to come into existence, guarantee or otherwise become liable with respect to the payment of (collectively, "incur") any Indebtedness only if, after giving effect to the incurrence of that Indebtedness, no Default or Event of Default would occur and the Consolidated Interest Coverage Ratio for the Determination Period preceding the applicable transaction date is at least 2.0 to 1.0. We or any Subsidiary may, however, incur Permitted Indebtedness. Any Indebtedness of a person existing at the time that person becomes a Subsidiary (or is consolidated or merged with or into a Subsidiary or Pride) will be deemed to be incurred at the time such person becomes a Subsidiary (or the merger or consolidation occurs).

      Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. We will not, and will not permit any Subsidiary to, create, enter into any agreement with any person or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind that by its terms restricts the ability of any Subsidiary to:

      - pay dividends or make any other distributions on its Capital Stock to us or any Subsidiary,

      -     pay any Indebtedness owed to us or any Subsidiary,

      -     make loans or advances to us or any Subsidiary, or

      -     transfer any of its Property to us or any Subsidiary.

      This restriction will not apply to any encumbrance or restriction contained in any agreement or instrument:

            (1) existing on the Issue Date,

            (2) relating to any Property acquired after the Issue Date, so long as the encumbrance or restriction relates only to the Property so acquired,

            (3) relating to any Indebtedness of any person at the date on which the person was merged or consolidated with or into, or acquired by, Pride or a Subsidiary or became a Subsidiary (other than Indebtedness incurred as a result of, or in anticipation of, such transaction),

            (4) effecting a renewal, extension, refinancing, refund, repurchase or replacement (or successive extensions, renewals, refinancings, refundings, repurchases or replacements) of Indebtedness issued under an agreement referred to in clauses (1) through (3) above, so long as the encumbrances and restrictions contained in any such renewal, extension, refinancing, refund, repurchase or replacement agreement, taken as a whole, are not materially more restrictive than the encumbrances and restrictions contained in the original agreement, as determined in good faith by the Board of Directors,

            (5) constituting customary provisions restricting subletting or assignment of any lease of Pride or any Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder,

            (6) constituting restrictions on the sale or other disposition of any Property securing Indebtedness as a result of a Permitted Lien on such Property,

            (7) constituting any temporary encumbrance or restriction with respect to a Subsidiary under an agreement that has been entered into for the sale or disposition of all or substantially all of the outstanding Capital Stock of or assets of such Subsidiary, provided that such sale or disposition is otherwise permitted under the indenture,

            (8) constituting customary restrictions on cash, other deposits or assets imposed by customers and other persons under contracts entered into in the ordinary course of business,

            (9) constituting provisions contained in agreements or instruments relating to Indebtedness that prohibit the transfer of all or substantially all of the assets of the obligor under that agreement or instrument unless the transferee assumes the obligations of the obligor under such agreement or instrument or such assets may be transferred subject to such prohibition,

            (10) relating to Limited Recourse Indebtedness,

            (11) constituting a requirement that a certain amount of Indebtedness be maintained between a Subsidiary and Pride or another Subsidiary,

            (12) constituting any encumbrance or restriction with respect to Property under an agreement that has been entered into for the sale or disposition of such Property, provided that such sale or disposition is otherwise permitted under the indenture,

            (13) relating to a person existing at the time that person is merged or consolidated with or into, or acquired by, Pride or a Subsidiary or becomes a Subsidiary (and not entered into as a result of, or in anticipation of, such transaction),

            (14) constituting any encumbrance or restriction with respect to Property under a charter, lease or other agreement that has been entered into in the ordinary course of business for the employment of such Property, or

            (15) in the case of Subsidiaries that are not Wholly Owned Subsidiaries, constituting a shareholders or other similar agreement.

      Limitation on Asset Sales. We will engage in, and will permit any Subsidiary to engage in, any Asset Sale only if:

            (1) we or the Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale, except in the case of:

            - an Asset Sale resulting from the requisition of title to, seizure or forfeiture of any Property or any actual or constructive total loss or an agreed or compromised total loss, or

            -     a Bargain Purchase Contract,

            (2) the Fair Market Value of all forms of consideration other than Cash Proceeds, Liquid Securities, Replacement Assets and Investments permitted by the "Limitation on Restricted Payments" covenant received for all Asset Sales (excluding those described in the two bullet points in clause (1) above) since the Issue Date does not exceed in the aggregate 10% of our Consolidated Net Tangible Assets at the time of such Asset Sale (before giving effect thereto), and

            (3) we certify to the trustee that such Asset Sale complies with clauses (1) and (2) above.

      We or such Subsidiary, as the case may be, may apply the Net Available Proceeds from each Asset Sale:

      -     to the acquisition of one or more Replacement Assets, or

      - to repurchase or repay Senior Debt (other than Indebtedness owed to us or our Affiliates) (with a permanent reduction of availability in the case of revolving credit borrowings).

Such acquisition or such repurchase or repayment is, however, required to be made within 365 days after the consummation of the relevant Asset Sale.

      In addition to the items referred to in the definition of "Cash Proceeds" below, the following amounts will be deemed to be cash or cash equivalents for purposes of this provision:

      - any of our liabilities or of any Subsidiary (as shown on our or such Subsidiary's most recent balance sheet or in the notes thereto), other than liabilities that by their terms are subordinated to the notes or the applicable subsidiary guarantee, that are assumed by the transferee of any such Property, and

      - any Indebtedness or other obligations received by us or any such Subsidiary from such transferee that are converted by us or such Subsidiary into cash (to the extent of the cash received) within 180 days of such Asset Sale.

      Any Net Available Proceeds from any Asset Sale that are not used to acquire Replacement Assets or to repurchase or repay Senior Debt within 365 days after consummation of the relevant Asset Sale constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50 million, we will, or at any time after receipt of Excess Proceeds, we may, at our option, make a pro rata offer to all holders of notes and other Indebtedness that ranks by its terms equally in right of payment with the notes and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained in the indenture, which we refer to as an "Asset Sale Offer," to purchase on a pro rata basis the maximum principal amount of the notes and other such Indebtedness in integral multiples of $1,000 that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the outstanding principal amount thereof plus any accrued and unpaid interest through and including the purchase date (subject to the right of holders on a record date to receive interest due on the relevant interest payment date). Upon completion of any Asset Sale Offer, the amount of Excess Proceeds will be reset to zero, and we may use any remaining amount for general corporate purposes.

      Within five business days after we are obligated to make an Asset Sale Offer, we will send a written notice to holders, accompanied by such information that we in good faith believe will enable holders to make an informed decision with respect to the Asset Sale Offer.

      We will comply with any applicable tender offer rules, including any applicable requirements of Rule 14e-l under the Exchange Act, in the event that an Asset Sale Offer is required under the circumstances described above, and we will file Schedule TO or any other required schedule.

      Limitation on Sale and Lease-Back Transactions. We will, and will permit any Subsidiary to, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Lease-Back Transaction only if:

      - the proceeds from the Sale and Lease-Back Transaction are at least equal to the Fair Market Value of the Property being transferred, and

      - we or the Subsidiary would have been permitted to enter into the transaction under the covenants described under the captions " -- Limitation on Indebtedness" (prior to an Investment Grade Status Event only) and " -- Limitation on Liens" (in each case, if the Sale and Lease-Back Transaction is a Capital Lease Obligation).

This restriction does not apply to any Sale and Lease-Back Transaction if:

            (1) the transaction is for a period, including renewal rights, not in excess of three years;

            (2) the sale of the Property that is the subject of the Sale and Lease-Back Transaction is made within 270 days after its acquisition, construction or improvement;

            (3) the transaction is between us and a Subsidiary or between Subsidiaries; or

            (4) we or a Subsidiary, as the case may be, applies the Net Available Proceeds from the transaction to the acquisition of one or more Replacement Assets or to repurchase or repay Senior Debt (other than Indebtedness owed to us or our Affiliates) (with a permanent reduction of availability in the case of revolving credit borrowings), all in accordance with the covenant described under the caption "Limitation on Asset Sales" as if such covenant applied to the transaction.

      Limitation on Liens. We will not, and will not permit any Subsidiary to, create, incur, assume or suffer to come into existence any Liens on or with respect to any Property of Pride or that Subsidiary or any interest in that Property or any income or profits from that Property to secure (a) any Indebtedness of Pride or a Subsidiary (if it is not also a guarantor of the notes), unless prior to, or contemporaneously therewith, the notes are equally and ratably secured, or (b) any Indebtedness of any subsidiary guarantor unless prior to, or contemporaneously therewith, the subsidiary guarantees of the notes are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the notes or the subsidiary guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the notes or the subsidiary guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the notes or the subsidiary guarantees. This restriction will not apply to Permitted Liens.

      Limitation on Non-Guarantor Subsidiaries. We will permit any Subsidiary that is not a subsidiary guarantor to incur a guarantee of any of our Indebtedness (except Indebtedness under a Credit Facility) only if:

            (1) both

            - such Subsidiary simultaneously executes and delivers a supplemental indenture providing for a guarantee of the notes by such Subsidiary, and

            - with respect to any guarantee of our Subordinated Indebtedness by a Subsidiary, any such guarantee will be subordinated to that Subsidiary's guarantee of the notes at least to the same extent as such Subordinated Indebtedness is subordinated to the notes,

            (2) such Subsidiary waives, and agrees not in any manner whatsoever to exercise any right or claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against us or any other Subsidiary as a result of any payment by such Subsidiary under its subsidiary guarantee until such time as the obligations guaranteed thereby are paid in full, and

            (3) such Subsidiary delivers to the trustee an opinion of outside legal counsel to the effect that such supplemental indenture has been duly executed and authorized and that such subsidiary guarantee constitutes a valid, binding and enforceable obligation of the Subsidiary, except insofar as enforcement may be:

            - limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers), and

            -     subject to general principles of equity.

    This covenant will not, however, apply to any guarantee of any Subsidiary that:

      -     existed at the time such person became one of our Subsidiaries, and

      - was not incurred in connection with, or in contemplation of, that person becoming one of our Subsidiaries.

      A pledge of assets to secure any Indebtedness for which the pledgor is not otherwise liable will not be considered a guarantee.

      Reports. So long as any notes are outstanding, we will:

      - file with the SEC, so long as it accepts our filings and whether or not we are required to do so under the Exchange Act, the annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that we would be required to file if we were subject to Section 13 or 15 of the Exchange Act, in each case on or before the dates on which such reports would have been required to have been filed with the SEC if we had been subject to Section 13 or 15 of the Exchange Act; and

      - file with the trustee (with exhibits) copies of such reports within 15 days after the date on which we file the reports with the SEC or the date on which we would be required to file the reports if we were so required or, if the SEC will not accept the filings, supply copies of the reports (including any exhibits) to any holder promptly upon written request.

CONSOLIDATION, MERGER AND SALE OF ASSETS

      We will consolidate with or merge into any other entity, or sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our and our Subsidiaries' assets, taken as a whole, to any person, only if:

            (1) either

            -     we are the continuing entity, or

            - the resulting entity is organized under the laws of the United States of America or any State thereof or the District of Columbia, the Bahamas, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, France, any other member of the European Union, or the Netherlands Antilles, and assumes by a supplemental indenture the due and punctual payments on the notes and the performance of our covenants and obligations under the indenture,

            (2) immediately after giving effect to the transaction on a pro forma basis (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), no Default or Event of Default under the indenture has occurred and is continuing or would result from the transaction,

            (3) immediately after giving effect to the transaction on a pro forma basis as if the transaction had occurred on the first day of the Determination Period, we or the resulting entity would:

            - be permitted to incur $1.00 of additional Indebtedness under the Consolidated Interest Coverage Ratio test described in the first sentence under the caption " -- Restrictive Covenants -- Limitation on Indebtedness," or

            - have a Consolidated Interest Coverage Ratio that is no less than such ratio for us immediately prior to the transaction, in which event we will be deemed to have complied with the test described in the first sentence under the caption " -- Restrictive Covenants -- Limitation on Indebtedness," and

            (4) in the case of the second bullet point under clause (1) above, in the event that the resulting entity is organized in a jurisdiction other than the United States of America, any State thereof or the District of Columbia that is different from the jurisdiction in which the obligor on the notes was organized immediately before giving effect to the transaction:

            - such resulting entity delivers to the trustee an opinion of counsel stating that (a) the obligations of the resulting entity under the indenture are enforceable under the laws of the new jurisdiction of its formation subject to customary exceptions and (b) the holders of notes will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the transaction and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such transaction had not occurred,

            - the resulting entity agrees in writing to submit to New York jurisdiction and appoints an agent for the service of process in New York, each under terms satisfactory to the trustee, and

            - our board of directors or the comparable governing body of the resulting entity determines in good faith that such transaction will not adversely affect the interests of the holders of notes in any material respect and a board resolution to that effect is delivered to the trustee.

      This covenant will not apply to any merger of another entity into Pride. In addition, the provision described in clause (3) above will not apply to any merger into, or consolidation with, or any disposition of all or substantially all of our and our Subsidiaries' assets taken as a whole to, Pride or any of its Wholly Owned Subsidiaries.

      In connection with any consolidation, merger, asset transfer or other transaction subject to this restriction, we will deliver or cause to be delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, asset transfer or transaction and the supplemental indenture in respect thereof comply with the provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been complied with.

      Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for and may exercise every right and power of Pride under the indenture and the notes with the same effect as if the resulting entity had been named as Pride in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all the obligations and covenants of Pride under the indenture and the notes, we will be relieved of all such obligations.

EVENTS OF DEFAULT

      If an Event of Default occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal of and accrued and unpaid interest on the notes to be due and payable immediately, except that, in the case of an Event of Default specified in item (d) below, if the Event of Default affects more than one series of debt securities issued under the indenture, the trustee or the holders of at least 25% in aggregate outstanding principal amount of all series affected by the default (voting as one class) are required to make such declaration. In the case of certain events of bankruptcy or insolvency, the principal amount, together with all accrued and unpaid interest on the notes, will automatically become immediately due and payable without any action on the part of either the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in aggregate principal amount of the outstanding notes or of all the outstanding debt securities issued under the indenture that are affected by the default, as applicable, may, under certain circumstances, rescind any such acceleration and its consequences. Interest will, to the extent permitted by law, accrue at the annual rate of 1% above the coupon rate and be payable on demand upon a default in the payment of principal amount, accrued and unpaid interest or any redemption price or Change in Control Purchase Price, and such interest will be compounded semiannually. The accrual of such interest on overdue amounts will be in lieu of, and not in addition to, the continued accrual of interest.

      An Event of Default with respect to the notes includes any of the following:

            (a) our failure to pay interest on any note for 30 days;

            (b) our failure to pay principal of or any premium on any note when due, whether at stated maturity, upon redemption or repurchase or otherwise;

            (c) our failure to comply with any of our covenants or agreements described in " -- Consolidation, Merger and Sale of Assets," " -- Restrictive Covenants -- Limitations on Asset Sales" and " -- Repurchase at Option of the Holder Upon a Change in Control";

            (d) the failure in the performance or breach of any covenant or agreement by Pride contained in the notes or the indenture (other than a covenant or agreement a default in performance or breach of which is specifically dealt with) for 60 days after written notice has been mailed to Pride by the trustee or to Pride and the trustee by the holders of at least 25% of the aggregate principal amount of the outstanding notes (or, if the default affects more than one series of debt securities issued under the indenture, the holders of at least 25% in aggregate outstanding principal amount of all series so affected);

            (e) the failure by Pride or any Subsidiary to pay its Indebtedness (other than Limited Recourse Indebtedness) when due within the applicable grace period or the acceleration of any such Indebtedness by the holders thereof and, in either case, the aggregate principal amount of the due and unpaid or accelerated Indebtedness exceeds $50 million;

            (f) the entry by a court of competent jurisdiction of one or more judgments or orders against Pride or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $50 million that remain undischarged or unsatisfied for 60 consecutive days after the right to appeal them has expired;

            (g) any subsidiary guarantee for any reason ceases to be, or is asserted by Pride or any subsidiary guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such subsidiary guarantee in accordance with the indenture); and

            (h) events of bankruptcy, insolvency or reorganization involving Pride or any of its Significant Subsidiaries.

      If a Default or Event of Default occurs, is continuing and is known to the trustee, the trustee will notify the holders of the notes within 90 days after it occurs. The trustee may withhold notice to the holders of the notes of any Default or Event of Default, except in any payment on the notes, if the trustee in good faith determines that withholding notice is in the interests of the holders of the notes.

      A holder of a note may pursue any remedy under the indenture only if:

      - the holder gives the trustee written notice of a continuing Event of Default with respect to the notes;

      - the holders of at least 25% in principal amount of the outstanding notes make a written request to the trustee to pursue the remedy;

      - the holders offer the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

      - the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

      - during that 60-day period, the holders of a majority in principal amount of the outstanding notes do not give the trustee a direction inconsistent with the request.

      This provision does not, however, affect the right of a holder of any notes to sue for the enforcement of any overdue payment.

      In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding notes generally may direct the time, method and place of:

      -     conducting any proceeding for any remedy available to the trustee;
            or

      - exercising any trust or power conferred on the trustee relating to or arising under an Event of Default (other than an Event of Default described under clauses (d) and (h) above).

In other cases, a majority in principal amount of all outstanding debt securities issued under the indenture is required. If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

      The indenture will require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in performance.

MODIFICATION AND WAIVER

      We and the trustee may supplement or amend the indenture for purposes of the notes with the consent of the holders of at least a majority in principal amount of the notes then outstanding and of any other series of debt securities issued under the indenture that are affected by the supplement or amendment (voting as one class). Without the consent of each holder of an outstanding note, however, no modification may:

      - reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

      - reduce the rate of or change the time for payment of interest on the note;

      -     reduce the principal of the note or change its stated maturity;

      - reduce any premium payable on the redemption of the note or change the time at which the note may or must be redeemed;

      -     make payments on the note payable in currency other than U.S.
            dollars;

      - impair the holder's right to institute suit for the enforcement of any payment on or with respect to the note;

      - make any change in the percentage of principal amount of notes necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

      - waive a continuing Default or Event of Default regarding any payment on the note;

      - subordinate in right of payment, or otherwise subordinate, the note or any subsidiary guarantee of the note to any other Indebtedness; or

      - materially and adversely affect the right provided in the indenture to require us to repurchase the note upon a Change in Control.

      We and the trustee may supplement or amend the indenture or waive any provision of the indenture without the consent of any holders of notes in certain circumstances, including:

      -     to cure any ambiguity, omission, defect or inconsistency;

      - to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

      - to provide for uncertificated notes in addition to or in place of certificated notes or to provide for bearer notes;

      - to provide any security for, any guarantees of or any additional obligors on the notes;

      - to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

      - to add covenants that would benefit the holders of the notes or to surrender any rights we have under the indenture;

      -     to add Events of Default with respect to the notes; and

      - to make any change that does not adversely affect any outstanding notes in any material respect; provided, however, that any change to conform the indenture to the offering memorandum relating to the old notes will not be deemed to adversely affect the notes.

      The holders of a majority in principal amount of the outstanding notes (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may waive any existing or past Default or Event of Default with respect to those notes (or debt securities). Those holders may not, however, waive any Default or Event of Default in any payment on any note or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

DEFEASANCE AND DISCHARGE

      The notes will be subject to legal defeasance, to covenant defeasance and to satisfaction and discharge, in each case at our option.

      Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee any combination of money or U.S. Government Obligations sufficient to make payments on the notes on the dates those payments are due, then, at our option, either of the following will occur:

      - we will be discharged from our obligations with respect to the notes ("legal defeasance"); or

      - we will no longer have any obligation to comply with the covenants described in " -- Restrictive Covenants" and " -- Consolidation, Merger and Sale of Assets" and other specified covenants under the indenture, and the related Events of Default will no longer apply ("covenant defeasance").

      If the notes are defeased, the holders of the notes will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of notes, replace stolen, lost or mutilated notes or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the notes will also survive.

      We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the notes to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

      Under current United States federal income tax law, legal defeasance would likely be treated as a taxable exchange of notes to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for the notes and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

      Satisfaction and Discharge. In addition, the indenture will cease to be of further effect with respect to the notes, subject to exceptions relating to compensation and indemnity of the trustee and repayment to us of excess money or U.S. Government Obligations, when:

      -     either

            (a)all outstanding notes have been delivered to the trustee for cancellation; or

            (b)all outstanding notes not delivered to the trustee for cancellation either:

                  -     have become due and payable;

                  - will become due and payable at their stated maturity within one year; or

                  -     are to be called for redemption within one year; and

      - we have deposited with the trustee any combination of money or U.S. Government Obligations in trust sufficient to pay the entire indebtedness on the notes when due; and

      -     we have paid all other sums payable by us with respect to the notes.

REGISTRATION RIGHTS OF THE NOTEHOLDERS

      In connection with the issuance of the old notes, we and the initial purchasers of the old notes entered into a registration rights agreement. This agreement provides for the filing of the registration statement of which this prospectus is a part and, when that registration statement is effective, our offer to the holders who are able to make certain representations the opportunity to exchange their old notes for new notes according to the exchange offer.

      The registration rights agreement provides that, unless the exchange offer would not be permitted by applicable law or SEC policy, we will (1) use our reasonable best efforts to cause the registration statement relating to the exchange offer to be declared effective under the Securities Act within 180 days after the Issue Date; (2) commence the exchange offer promptly after the exchange offer registration statement has been declared effective; (3) use our reasonable best efforts to keep the exchange offer registration statement effective until the closing of the exchange offer; and (4) keep the exchange offer open for not less than 20 business days and use our reasonable best efforts to cause the exchange to be completed within 45 days after the SEC declares the exchange offer registration statement effective, or longer if required by applicable law.

      The registration rights agreement also provides that we will:

      - use our reasonable best efforts to make available, for up to 180 days after the consummation of the exchange offer, a prospectus for use in connection with any resale of the new notes received by broker-dealers in exchange for old notes acquired as a result of market-making activities or other trading activities, as described below under "Plan of Distribution"; and

      - pay certain expenses incident to the exchange offer and indemnify specified holders of the new notes (including broker-dealers) against certain liabilities, including liabilities under the Securities Act.

      A broker-dealer that delivers this prospectus to purchasers in connection with resales of new notes will be subject to civil liability provisions under the Securities Act in connection with those sales and will be bound by the applicable provisions of the registration rights agreement, including the indemnification obligations.

      If (1) upon advice of our outside counsel, we determine we are not permitted to effect the exchange offer due to any change in applicable law or SEC policy, (2) for any other reason the exchange offer is not consummated within 225 days after the Issue Date, (3) any initial purchaser of the old notes requests before the date that is 90 days after consummation of the exchange offer with respect to old notes that are not eligible to be exchanged for new notes in the exchange offer and that are held by it following consummation of the exchange offer, (4) any holder (other than an initial purchaser or any of our affiliates) is not eligible to participate in the exchange offer because of any applicable law or interpretations thereof, or (5) in the case of any initial purchaser that participates in the exchange offer, such initial purchaser does not receive freely tradable new notes (as determined under the registration rights agreement) in exchange for old notes constituting any portion of an unsold allotment, we will file with the SEC a shelf registration statement to cover resales of the notes by the holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. In the case of clause (2), we may terminate the shelf registration statement at any time, without penalty, if the exchange offer is consummated.

      We will use our reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC after the filing thereof. For each of the old notes surrendered according to the exchange offer, the holder who surrendered such note will receive an new note having a principal amount equal to that of the surrendered note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange or, if no interest has been paid on such note, from the Issue Date.

      If we are obligated to file the shelf registration statement, we will use our reasonable best efforts to file the shelf registration statement with the SEC on or before the later of 60 days after such filing obligation arises and 90 days after the Issue Date and to cause the shelf registration statement to be declared effective by the SEC no later than 90 days after the date on which we are required to file the shelf registration statement.

      If (1) we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing,
(2) any of the registration statements is not declared effective by the SEC on or before the date specified for such effectiveness, (3) we fail to consummate the exchange offer on or prior to the date specified for completion, or (4) any registration statement required by the registration rights agreement is declared effective but later ceases to be effective or usable in connection with its intended purpose prior to specified times except during limited periods as a result of the exercise by us of our right to suspend the use of such registration statement and the related prospectus as set forth in the registration rights agreement (each such event referred to in clauses (1) through (4) immediately above, a "Registration Default"), then we will pay to each affected holder of the notes additional interest that will accrue and be payable semiannually on the notes (in addition to the stated interest on the notes) from and including the date such Registration Default occurs to, but excluding, the date on which the applicable registration statement is filed or is declared effective, the exchange offer is consummated, or the applicable registration statement is again declared effective or made usable. During the time that additional interest is accruing, the rate of additional interest will be 0.25% per annum during the first 90-day period and will increase by 0.25% per annum for each subsequent 90-day period, but in no event will the rate exceed 1.00% per annum in the aggregate regardless of the number of Registration Defaults. No additional interest will accrue if we timely file an exchange offer registration statement but are unable to complete the exchange offer because of a change in applicable law and we then proceed timely with the filing and effectiveness of the shelf registration statement. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of additional interest for such subsequent Registration Default will initially be 0.25%, regardless of the additional interest rate in effect with respect to any prior Registration Default at the time of the cure of the Registration Default. We will not be required to pay additional interest for more than one Registration Default at a time. In addition, a holder will not be entitled to receive any additional interest on any notes if that holder was, at the time of consummation of the exchange offer, eligible to exchange, but did not validly tender, old notes for new notes in the exchange offer.

      If you wish to exchange your old notes for new notes in the exchange offer, you will be required to make to us the representations described under "The Exchange Offer -- Procedures for Tendering -- Your Representations to Us."

      In connection with any resales under a shelf registration statement, the holder will be required to be named as a selling securityholder in the prospectus, will be required to deliver the prospectus and will be subject to civil liabilities under the Securities Act. Holders also will be bound by applicable provisions of the registration rights agreement, including indemnification obligations. Upon the occurrence of events that would require an amendment or supplement to the prospectus, public resales will not be permitted under the shelf registration statement until the amendment or supplement is provided to holders.

      This summary of the registration rights agreements does not include all of the information included in the registration rights agreements and may not include all the information that you would find important. The summary is subject to, and is qualified in its entirety by reference to, all provisions of the registration rights agreement, which we have filed as an exhibit to the registration statement of which this prospectus is a part.

GOVERNING LAW

      The indenture and the notes are governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEE


      We have appointed JPMorgan Chase Bank as the trustee under the indenture and as paying agent, security registrar and custodian for the notes. JPMorgan Chase Bank serves as trustee under indentures relating to approximately $1.1 billion of our senior notes as of September 30, 2004. JPMorgan Chase Bank and its affiliates may perform certain commercial banking services for us from time to time for which they receive customary fees.

      The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. However, if the trustee acquires any conflicting interest and a Default occurs with respect to the notes, the trustee must eliminate such conflict or resign within 90 days after ascertaining that it has a conflicting interest, unless the Default has been cured, waived or otherwise eliminated within the 90-day period.

EXCHANGE, REGISTRATION AND TRANSFER

      Notes will be exchangeable for other notes of the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present notes for registration of transfer at the office of the security registrar. The security registrar will effect the transfer or exchange if its requirements and the requirements of the indenture are met. There will be no service charge for any registration of transfer or exchange of the notes. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

      In the case of any redemption or repurchase, we will not be required to register the transfer or exchange of:

      - any note during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

      - any note that has been selected for redemption in whole or in part, except the unredeemed portion of any note being redeemed in part.

BOOK-ENTRY, DELIVERY AND FORM

      Except as set forth below, the new notes will be issued in registered, global form (the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

      Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See " -- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.

      Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

DEPOSITORY PROCEDURES

      The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

      DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      We expect that, pursuant to procedures established by DTC:

            (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants exchanging old notes for new notes with portions of the principal amount of the Global Notes; and

            (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

      Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

      The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    EXCEPT AS DESCRIBED BELOW, OWNERS OF AN INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF CERTIFICATED NOTES AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

      Payments in respect of the principal of, and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

            (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

            (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

      We expect that, under DTC's current practice, at the due date of any payment in respect of securities such as the notes, DTC will credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

      Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

      DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

      Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the trustee or any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

      A Global Note is exchangeable for Certificated Notes in minimum denominations of $1,000 and in integral multiples of $1,000, if:

            (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event we fail to appoint a successor depositary within 90 days; or

            (2) there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

      In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

      Neither we nor the trustee will be liable for any delay by the depositary or its nominee in identifying the holders of beneficial interests in the Global Notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from the depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Certificated Notes to be issued).

SAME-DAY SETTLEMENT AND PAYMENT

      We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the account specified by the depositary. The notes represented by the Global Notes will trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

      If the principal of or any premium or interest on the notes is payable on a day that is a legal holiday, the payment will be made on the following business day.

      Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the notes that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

GLOSSARY

      "Adjusted Net Assets" of a subsidiary guarantor at any date means the amount by which the Fair Value of the Properties of such subsidiary guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its subsidiary guarantee, of such subsidiary guarantor at such date.

      "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that person, whether through the ownership of voting securities, by agreement or otherwise. Beneficial ownership of 10% or more of the Voting Stock of a person will, however, be deemed to be control.

      "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including any disposition by means of a merger or consolidation) by us or any of our Subsidiaries to any person other than us or a Wholly Owned Subsidiary, in one transaction or a series of related transactions, of:

            (1) any Capital Stock of any Subsidiary, except for directors' qualifying shares or certain minority interests sold to other persons solely due to local law requirements that there be more than one stockholder, but which are not in excess of what is required for such purpose, or

            (2) any of our or our Subsidiaries' other Property other than:

                  (A) sales of drill-string components or obsolete or worn out equipment in the ordinary course of business or other assets that, in our reasonable judgment, are no longer used or useful in the conduct of our or our Subsidiaries' business,

                  (B) any drilling contract, charter (bareboat or otherwise) or other lease of Property entered into by us or any of our Subsidiaries in the ordinary course of business, other than any Bargain Purchase Contract,

                  (C) a Permitted Investment or Restricted Payment permitted under " -- Restrictive Covenants -- Limitation on Restricted Payments,"

                  (D) a Change in Control,

                  (E) a consolidation, merger or disposition of all or
            substantially all of our and our Subsidiaries' assets, taken as a whole, in compliance with the provisions of the indenture described in " -- Consolidation, Merger and Sale of Assets,"

                  (F) any trade or exchange by us or any of our Subsidiaries of one or more drilling rigs or other vessels or equipment for one or more other Replacement Assets owned or held by another person, if:

                  - the Fair Value of the Property traded or exchanged by us or such Subsidiary (including cash or cash equivalents to be delivered by us or such Subsidiary) is reasonably equivalent to the Fair Value of the asset (together with cash or cash equivalents to be received by us or such Subsidiary) acquired, as determined in good faith by the principal financial officer of Pride for Fair Values less than or equal to $25 million, in good faith by the Board of Directors of Pride for Fair Values greater than $25 million but less than or equal to $100 million and by written appraisal by a nationally (or industry) recognized investment banking firm or appraisal firm for Fair Values greater than $100 million, and

                  - such exchange is approved by a majority of our disinterested directors,

                  (G) transfers of the Pride Illinois, Pride Kentucky, Pride
            West Virginia and Pride Pennsylvania,

                  (H) Securitization Transactions and Sale and Lease-Back
            Transactions permitted under the "Limitation on Sale and Lease-Back Transactions" covenant, and

                  (I) any transaction or series of related transactions that, but for this clause (I), would be Asset Sales, if:

                  - we elect to designate such transaction or series of related transactions as not constituting an Asset Sale, and

                  - the aggregate Net Available Proceeds from such transaction or any such series of related transactions so designated do not exceed $10,000,000.

      An Asset Sale also includes the requisition of title to, seizure of or forfeiture of any Property, or any actual or constructive total loss or an agreed or compromised total loss of any Property.

      "Average Life" means, as of any date, the quotient obtained by dividing:

            (1) the sum of the products of

                  - the number of years from such date to the date of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of the applicable debt security or preferred stock multiplied in each case by

                  -     the amount of such principal payment by

            (2) the sum of all such principal payments.

      "Bargain Purchase Contract" means a drilling contract, charter (bareboat or otherwise) or lease that provides for acquisition of Property by the other party to the agreement during or at the end of its term for less than Fair Market Value of the Property at the time such right to acquire the Property is granted.

      "Capital Lease Obligation" means, at any time as to any person with respect to any Property leased by that person as lessee, the amount of the liability with respect to the lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such person prepared in accordance with GAAP. For purposes of " -- Restrictive Covenants -- Limitation on Liens," a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

      "Capital Stock" in any entity means any and all shares, interests, partnership interests, participations or other equivalents in the equity interest (however designated) in such entity and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such entity.

      "Cash Proceeds" means, with respect to any Asset Sale or Sale and Lease-Back Transaction by any person, the aggregate consideration received for such transaction by such person in the form of cash or cash equivalents (including any amounts of insurance or other proceeds received in connection with an Asset Sale of the type described in the last sentence of the definition of Asset Sale), including payments for deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such person or any subsidiary thereof). For purposes of this definition, "cash or cash equivalents" are deemed to include noncash consideration received with respect to an Asset Sale to the extent that such noncash consideration consists of:

            (1) publicly traded debt securities rated as "BBB-" or higher by S&P and "Baa3" or higher by Moody's, or

            (2) other Indebtedness of a person if:

            - the lowest rated long-term, unsecured debt obligation issued by such person is rated "BBB-" or higher by S&P and "Baa3" or higher by Moody's, or

            - in the case of other Indebtedness, the payment of such other Indebtedness is secured by an irrevocable letter of credit issued by a commercial bank having capital and surplus in excess of $100 million and long-term, unsecured debt obligations rated at least "A-" by S&P and "A3" by Moody's, or

            (3) the items described in clauses (1), (2), (3), (4) and (5) under the definition of "Permitted Investments."

      "Change in Control" means:

            (1) a determination by us that any person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than a Parent Holding Company has become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of our Voting Stock;

            (2) we are merged with or into or consolidated with another entity and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding Voting Stock of the surviving or resulting entity is then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by:

            - our stockholders immediately prior to such merger or consolidation;

            - if the record date has been set to determine our stockholders entitled to vote on such merger or consolidation, our stockholders as of such record date; or

            -     a Parent Holding Company;

            (3) we, either individually or in conjunction with one or more Subsidiaries, sell, convey, transfer or lease, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of our and our Subsidiaries' assets, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any person or entity (other than a Wholly Owned Subsidiary of Pride or a Parent Holding Company);

            (4) the liquidation or dissolution of our company; or

            (5) the first day on which a majority of the individuals who constitute the Board of Directors are not Continuing Directors.

      The term "common stock" means common stock, par value $.01 per share, of Pride as it exists on the Issue Date or any other Capital Stock of Pride into which such common stock shall be reclassified or changed.

      "Consolidated Current Liabilities" of any entity means, as of any date, the total liabilities (including tax and other proper accruals) of such entity and its subsidiaries (other than Non-Recourse Subsidiaries) on a consolidated basis at such date which may properly be classified as current liabilities in accordance with GAAP, after eliminating (1) all intercompany items between such entity and its subsidiaries (other than Non-Recourse Subsidiaries) or between subsidiaries (other than between a subsidiary that is not a Non-Recourse Subsidiary and Non-Recourse Subsidiaries) and (2) all current maturities of long-term Indebtedness.

      "Consolidated Interest Coverage Ratio" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio, the ratio of:

            (1) our aggregate amount of EBITDA for the latest four fiscal quarters for which financial information is available immediately prior to the applicable transaction date (the "Determination Period") to

            (2) our aggregate Consolidated Interest Expense that is anticipated to accrue during a period consisting of the fiscal quarter in which the transaction date occurs and the three subsequent fiscal quarters (based upon the pro forma amount and maturity of, and interest payments on, Indebtedness of ourselves and our consolidated Subsidiaries expected by us to be outstanding on the transaction date and reasonably anticipated by us to be outstanding from time to time during such period), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the transaction date and base interest rates on floating interest rate obligations equal to the base interest rates on such obligations in effect as of the transaction date.

      This calculation is subject to the following qualifications:

            (1) if Pride or any of its consolidated Subsidiaries is a party to any Interest Swap Obligation that would have the effect of changing the interest rate on any Indebtedness of Pride or any of its consolidated Subsidiaries for such four-quarter period (or a portion thereof), the resulting rate will be used for such four-quarter period or portion thereof;

            (2) any Consolidated Interest Expense of Pride with respect to Indebtedness incurred or retired by Pride or any of its Subsidiaries during the fiscal quarter in which the transaction date occurs will be calculated as if such Indebtedness were so incurred or retired on the first day of the fiscal quarter in which the transaction date occurs; and

            (3) if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA in the future and if such increase or decrease is readily quantifiable and is directly attributable to such transaction, EBITDA will be calculated on a pro forma basis as if the transaction had occurred on the first day of the Determination Period, and if, during the same four fiscal quarters:

            - Pride or any of its consolidated Subsidiaries have engaged in any Asset Sale, EBITDA for such period will be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the Property that is the subject of the Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or

            - Pride or any of its consolidated Subsidiaries have acquired any material assets other than in the ordinary course of business, EBITDA and Consolidated Interest Expense (if Indebtedness is incurred or assumed in connection with such acquisition) will be calculated on a pro forma basis as if such acquisition and related financing had occurred on the first day of the period.

      "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of:

            (1) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such person and its subsidiaries (other than Non-Recourse Subsidiaries) for such period as determined on a consolidated basis in accordance with GAAP for Indebtedness, including, without limitation:

            -     any amortization of debt discount;

            - net costs associated with Interest Swap Obligations (including any amortization of discounts);

            -     the interest portion of any deferred payment obligation;

            -     all accrued interest; and

            - all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers acceptances or similar facilities paid or accrued, or scheduled to be paid or accrued, during such period other than for Non-Recourse Indebtedness;

            (2) dividends on preferred stock of such person (and preferred stock of its subsidiaries (other than Non-Recourse Subsidiaries) if paid to a person other than such person or its subsidiaries) declared and payable in cash;

            (3) the portion of any rental obligation of such person or its subsidiaries (other than Non-Recourse Subsidiaries) for any Capital Lease Obligation allocable to interest expense in accordance with GAAP;

            (4) the portion of any rental obligation of such person or its subsidiaries (other than Non-Recourse Subsidiaries) in respect of any Sale and Lease-Back Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and

            (5) to the extent any debt of any other person is guaranteed by such person or any of its subsidiaries (other than Non-Recourse Subsidiaries), the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other person during such period attributable to any such debt.

We will exclude from the calculation of Consolidated Interest Expense, to the extent included above, amortization or writeoff of deferred financing costs of such person and its subsidiaries during such period and any charge related to or any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such person and its subsidiaries prior to its stated maturity. In each case, we will calculate Consolidated Interest Expense after elimination of intercompany accounts among such person and its subsidiaries and as determined in accordance with GAAP.

      "Consolidated Net Income" of any person means, for any period, the aggregate net income (or net loss, as the case may be) of such person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP. We will exclude from the calculation the following, without duplication:

            (1) any net income of any Non-Recourse Subsidiary, except that Pride's or any Subsidiary's equity in the net income of such Non-Recourse Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Non-Recourse Subsidiary during such period to Pride or such Subsidiary as a dividend or other distribution;

            (2) gains and losses from Asset Sales or reserves relating thereto;

            (3) items classified as extraordinary (other than the tax benefit, if any, of the utilization of net operating loss carryforwards or alternative minimum tax credits) and expenses for early retirement of debt;

            (4) in the case of any computation of Consolidated Net Income for purposes of determining compliance with the covenant described under the caption " -- Restrictive Covenants -- Limitation on Restricted Payments," the net income of any person acquired by such specified person (other than a Non-Recourse Subsidiary) or any of its subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition;

            (5) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan;

            (6) the net income of any subsidiary of such specified person to the extent that the transfer to that person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or loan or otherwise), by operation of the terms of its charter or any agreement with a person other than with such specified person, instrument held by a person other than by such specified person, judgment, decree, order, statute, law, rule or governmental regulations applicable to such subsidiary or its stockholders, except for any dividends or distributions actually paid during such period by such subsidiary to such person;

            (7) the cumulative effect of changes in accounting principles; and

            (8) non-cash compensation expense for management stock options and other incentive or benefit plans.

      "Consolidated Net Tangible Assets" of any person means, as of any date, Consolidated Tangible Assets of such person at such date, after deducting (without duplication of deductions) all Consolidated Current Liabilities of such person at such date.

      "Consolidated Tangible Assets" of any person means, as of any date, the consolidated assets of such person and its subsidiaries (other than Non-Recourse Subsidiaries) at such date, after eliminating intercompany items between such person and its subsidiaries (other than Non-Recourse Subsidiaries) or between subsidiaries (other than between a subsidiary that is not a Non-Recourse Subsidiary and Non-Recourse Subsidiaries) and after deducting from such total:

            (1) the net book value of all assets that would be classified as intangibles under GAAP (including, without limitation, goodwill, organizational expenses, trademarks, trade names, copyrights, patents, licenses and any rights in any thereof) and

            (2) any prepaid expenses, deferred charges and unamortized debt discount and expense, each such item determined in accordance with GAAP.

      "Continuing Director" means an individual who is a member of the Board of Directors of Pride and either:

            (1) who was a member of the Board of Directors on the Issue Date or

            (2) whose nomination for election or election to the Board of Directors was approved by vote of at least a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved.

      "Credit Facilities" means the one or more credit facilities to which Pride or one or more Subsidiaries is a party entered into from time to time, together with any related notes, guarantees, collateral documents and other instruments and other documents, in each case as amended, restated, supplemented, increased or otherwise modified from time to time, and any renewal, extension, refinancing, refund, repurchase or replacement (or successive extensions, renewals, refinancings, refundings, repurchases or replacements) of any of the foregoing.

      "Currency Hedge Obligations" means, at any time as to any person, the obligations of such person at such time incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such person's or any of its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

      "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

      "Determination Period" has the meaning specified under clause (1) of the definition of "Consolidated Interest Coverage Ratio."

      "EBITDA" means, with respect to any person for any period, the Consolidated Net Income of such person, for such period, plus to the extent reflected in the income statement of such person for such period from which Consolidated Net Income is determined, without duplication:

            (1) Consolidated Interest Expense,

            (2) income tax expense,

            (3) depreciation expense,

            (4) amortization expense,

            (5) any other non-cash charges, and

            (6) reasonable expenses related to financings, asset sales and other transactions outside the ordinary course of business.

      "Equity Offering" means any public or private sale made after the Issue Date by Pride of its common stock for cash on a primary basis.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

      "Fair Market Value" means Fair Value as determined in good faith by (a) the principal financial officer of Pride if less than or equal to $25 million and (b) the Board of Directors of Pride if greater than $25 million.

      "Fair Value" means the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

      "GAAP" means United States generally accepted accounting principles, consistently applied, that are applicable to the circumstances as of the date of determination. All calculations made for purposes of determining compliance with the terms of the covenants set forth in " -- Restrictive Covenants" will, however, use GAAP in effect at the Issue Date.

      A "holder," when used with respect to any note, means the person in whose name the note is registered in the security register.

      "Indebtedness" as applied to any person means, at any time, without duplication:

            (1) any obligation of such person, contingent or otherwise, for borrowed money;

            (2) any obligation of such person evidenced by bonds, debentures, notes or other similar instruments;

            (3) any obligation of such person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business);

            (4) any obligation of such person issued or assumed as the deferred purchase price of Property (other than accounts payable incurred in the ordinary course of business);

            (5) any Capital Lease Obligation;

            (6) any Indebtedness of any other person secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any Indebtedness secured thereby has been assumed, by such person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such Property or the amount of the Indebtedness so secured;

            (7) any reimbursement obligation of such person in respect of any letter of credit or bankers acceptance;

            (8) the maximum fixed repurchase price of any Redeemable Stock of such person (or, if such person is a subsidiary, any preferred stock of such person);

            (9) any Interest Swap Obligation or Currency Hedge Obligation of such person; and

            (10) any obligation that is in economic effect a guarantee, regardless of its characterization (other than an endorsement in the ordinary course of business or any performance guarantee), with respect to any Indebtedness of another person, to the extent guaranteed.

For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock or subsidiary preferred stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Stock or subsidiary preferred stock as if such Redeemable Stock or subsidiary preferred stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to the indenture; provided, however, that if such Redeemable Stock or subsidiary preferred stock is not then permitted to be repurchased, the repurchase price will be the book value of such Redeemable Stock or subsidiary preferred stock. The amount of Indebtedness of any person at any date will be:

            (1) the outstanding book value at such date of all unconditional obligations as described above, and

            (2) the maximum liability at such date of all contingent obligations as described above.

      "Interest Swap Obligation" means, with respect to any person, its obligation pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such person's or any of its subsidiaries' exposure to fluctuations in interest rates.

      "Investment" means, with respect to any person, any investment in another person, whether by means of:

      -     a share purchase;

      -     a capital contribution;

      -     a loan;

      - an advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures or prepayments or deposits in the ordinary course of business) or similar credit extension constituting Indebtedness of such other person; or

      -     any guarantee of Indebtedness of any other person.

The term "Investment" will not, however, include any transaction involving the purchase or other acquisition (including by way of merger) of Property (including Capital Stock) by Pride or any Subsidiary in exchange for Capital Stock (other than Redeemable Stock) of Pride. The amount of any person's Investment will be the original cost of such Investment to such person, plus the cost of all additions thereto paid by such person, and minus the amount of any portion of such Investment repaid to such person as a dividend, repayment of loan or advance, release or discharge of a guarantee or other obligation or other transfer of Property or return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or writeups, writedowns or writeoffs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Value at the time of such transfer as determined in good faith by the board of directors (or comparable body) of the person making such transfer.

      "Investment Grade Status" exists as of any time if at such time either:

      - the rating assigned to the notes by Moody's is Baa3 (or the equivalent) or higher and by S&P is BB+ (or the equivalent) or higher, or

      - the rating assigned to the notes by Moody's is Ba1 (or the equivalent) or higher and by S&P is BBB- (or the equivalent) or higher.

      "Issue Date" means July 7, 2004, the date on which the notes are first authenticated and delivered under the indenture.

     "Lien" means:

      -     any mortgage,

      -     pledge,

      -     hypothecation,

      -     charge,

      -     assignment,

      -     deposit arrangement,

      -     encumbrance,

      -     security interest,

      -     lien (statutory or other), or

      - preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever.

      The definition of "Lien" includes any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the above.

      "Limited Recourse Indebtedness" means

            (1) Indebtedness with respect to the two drilling/workover barge rigs owned by Pride's Venezuelan Subsidiary as in effect on the Issue Date (the "Venezuelan Barge Financing"),

            (2) Indebtedness incurred under the facility agreement dated as of March 25, 2004 among Martin Maritime Ltd., Andre Maritime Ltd., certain other parties and the lenders thereunder and related instruments and other documents as in effect on the Issue Date (the "Angola/Africa Drillship Financing"),

            (3) Indebtedness incurred to finance all or a part of the purchase, acquisition, renovation or construction of capital assets and related items (including interest added to principal), or renewals, extensions, refinancings, refunds, repurchases or replacements (or successive extensions, renewals, refinancings, refundings, repurchases or replacements) thereof or of the Venezuelan Barge Financing or the Angola/Africa Drilling Financing,

            - for which the recourse of the holder of such Indebtedness is effectively limited to such capital assets and related items (including the Capital Stock of persons that own, whether directly or indirectly, such capital assets and related items and no other significant Property), or

            - in which the recourse and security are similar to (or more favorable to Pride and its Subsidiaries than) the Venezuelan Barge Financing or the Angola/Africa Drillship Financing.

      "Liquid Securities" means securities (1) of an issuer that is not an Affiliate of Pride, (2) that are publicly traded on the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange, the London Stock Exchange or the Nasdaq National Market and (3) as to which (a) Pride is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act), (b) a registration statement under the Securities Act covering the resale thereof is in effect, (c) Pride or a Subsidiary is entitled to registration rights under the Securities Act, or (d) in the case of any securities traded on the Toronto Stock Exchange or London Stock Exchange, Pride or a Subsidiary has rights comparable to those referred to in subclauses (b) and (c) of this clause (3), in each case in this clause (3) for as long as the securities are held; provided, however, that securities meeting the requirements of clauses (1), (2) and (3) of this definition shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (x) the date on which such securities are sold or exchanged for cash or cash equivalents and (y) one year following the date of receipt of such securities. If such securities are not sold or exchanged for cash or cash equivalents within one year of receipt thereof, then, for purposes of determining whether the transaction pursuant to which Pride or a Subsidiary received the securities complied with the provisions of the indenture described under " -- Restrictive Covenants -- Limitation on Asset Sales," such securities shall be deemed not to have been Liquid Securities at any time.

      "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

      "Net Available Proceeds" means

            (1) as to any Asset Sale (other than a Bargain Purchase Contract) or Sale and Lease-Back Transaction, the Cash Proceeds from that sale, net of:

            - all legal and title expenses, commissions and other fees and expenses incurred,

            - all taxes payable as a consequence of such Asset Sale or Sale and Lease-Back Transaction,

            - all payments made to any person other than Pride or a Subsidiary on any Indebtedness (a) in accordance with the terms of any Lien upon or with respect to such Property or (b) which must, by its terms or in order to obtain a necessary consent to such Asset Sale or Sale and Lease-Back Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale and Lease-Back Transaction, excluding, however, any payments of revolving credit Indebtedness that are not accompanied by a permanent reduction of availability of revolving credit borrowings,

            - with respect to any Asset Sale or Sale and Lease-Back Transaction by a Subsidiary, the equity interest in such Cash Proceeds of any holder of Capital Stock of such Subsidiary (other than Pride or any other Subsidiary),

            - appropriate amounts to be provided by Pride or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale or Sale and Lease-Back Transaction and retained by Pride or any Subsidiary, as the case may be, after such Asset Sale or Sale and Lease-Back Transaction including pension and other post- employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Sale and Lease-Back Transaction,

            - Cash Proceeds pursuant to the first bullet point of the third paragraph under " -- Restrictive Covenants -- Limitation on Asset Sales," and

            (2) as to any Bargain Purchase Contract, an amount equal to:

            - that portion of the rental or other payment stream arising under a Bargain Purchase Contract that represents an amount in excess of the Fair Market Value of the rental or other payments with respect to the pertinent Property, and

            - the Cash Proceeds from the sale of such Property, net of the amounts set forth in clause (1) above, in each case as and when received.

      "1999 Issue Date" means May 26, 1999, the date of original issue of our 10% Senior Notes due 2009.

      "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of a Non-Recourse Subsidiary as to which neither Pride nor any Subsidiary provides credit support constituting Indebtedness of Pride or any Subsidiary or is otherwise directly or indirectly liable (other than Indebtedness permitted to be incurred under the definition of Non-Recourse Subsidiary).

      "Non-Recourse Subsidiary" means:

      - any subsidiary of Pride that at the time of determination will be designated a Non-Recourse Subsidiary by the Board of Directors of Pride as provided below, and

      -     any subsidiary of a Non-Recourse Subsidiary.

      The Board of Directors of Pride may designate any subsidiary of Pride as a Non-Recourse Subsidiary so long as:

            (1) neither Pride nor any Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such subsidiary or has made an Investment in such subsidiary, subject to the proviso described below, and

            (2) such designation does not result in the creation or imposition of any Lien on any Property of Pride or any Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which is in compliance with the "Limitation on Liens" covenant).

      With respect to clause (1) of this definition, however, Pride or a Subsidiary may be liable for Indebtedness of, and may have an Investment in, a Non-Recourse Subsidiary if:

      - such liability or Investment constituted a Permitted Investment or a Restricted Payment permitted by the "Limitation on Restricted Payments" covenant, in each case at the time of incurrence, or

      - the liability or Investment would be a Permitted Investment or a Restricted Payment permitted by the "Limitation on Restricted Payments" covenant, in each case at the time of designation of such Subsidiary as a Non-Recourse Subsidiary.

      The Board of Directors of Pride may designate any Non-Recourse Subsidiary as a Subsidiary if, immediately after giving effect to such designation:

      -     no Default or Event of Default has occurred and is continuing,

      - Pride could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under the "Limitation on Indebtedness" covenant, and

      - if any Property of Pride or any of its Subsidiaries would, upon such designation, become subject to any Lien (other than a Permitted
            Lien), the creation or imposition of such Lien is in compliance with the "Limitation on Liens" covenant.

      "Parent Holding Company" means (a) from and after the time the common stock is not listed on a United States or foreign national or regional securities exchange or traded through the National Association of Securities Dealers Automated Quotation System or similar system or another entity succeeds to and is substituted for Pride under the indenture, an entity which, immediately after such time, had substantially the same stockholders, directly or indirectly, as Pride immediately prior to such time with holdings in substantially the same proportion as such stockholders' holdings in Pride immediately prior to such time, (b) from and after the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of our and our Subsidiaries' assets, taken as a whole, Pride (as determined prior to the transaction) and (c) each Wholly Owned Subsidiary of another Parent Holding Company.

      "Permitted Indebtedness" means

            (1) Indebtedness of Pride under the notes issued on the Issue Date (including any new notes),

            (2) Indebtedness of Pride or any Subsidiary incurred under one or more Credit Facilities (in addition to any such Indebtedness incurred in compliance with the Consolidated Interest Coverage Ratio under the "Limitation on Indebtedness" covenant) in an aggregate principal amount at any one time outstanding not to exceed the greater of:

            -     $800 million, and

            - an amount equal to 20% of our Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness (plus interest and fees under such Credit Facilities),

            (3) Indebtedness of Pride or any Subsidiary under Interest Swap Obligations if:

            - such Interest Swap Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenant described in " -- Restrictive Covenants -- Limitation on Indebtedness," and

            - the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate,

            (4) Indebtedness of Pride or any Subsidiary under Currency Hedge Obligations if

            - such Currency Hedge Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenant described in " -- Restrictive Covenants -- Limitation on Indebtedness" or to the foreign currency cash flows reasonably expected to be generated by Pride and the Subsidiaries, and

            - the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of the Indebtedness and the amount of the foreign currency cash flows to which such Currency Hedge Obligations relate,

            (5) Indebtedness of Pride or any Subsidiary outstanding on the Issue Date,

            (6) any subsidiary guarantees of the notes or any other Indebtedness of Pride and any assumption of the obligations guaranteed thereby,

            (7) Indebtedness of Pride to any of its Wholly Owned Subsidiaries, but only so long as it remains a Wholly Owned Subsidiary of Pride,

            (8) Indebtedness of any Subsidiary to Pride or any of its Wholly Owned Subsidiaries, but only so long as it remains a Wholly Owned Subsidiary of Pride,

            (9) Indebtedness of Pride in connection with a purchase of the notes as a result of a Change in Control if:

            - the aggregate principal amount of such Indebtedness does not exceed the aggregate Change in Control Purchase Price plus the related expenses of such purchase, and

            - such Indebtedness has an Average Life equal to or greater than the remaining Average Life of the notes and does not mature prior to one year following the stated maturity of the notes,

            (10) Indebtedness in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by Pride or any Subsidiary that do not support any obligation for borrowed money, including any guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations,

            (11) Permitted Refinancing Indebtedness incurred with respect to Indebtedness of Pride (excluding any Indebtedness described in clause (7) above) described in clause (1), (2), (5), (6) or (9) above, this clause
      (11) or the first sentence under the caption " -- Restrictive Covenants -- Limitation on Indebtedness,"

            (12) Permitted Subsidiary Refinancing Indebtedness incurred with respect to Indebtedness of any Subsidiary (excluding any Indebtedness described in clause (8) above) described in clause (1), (2), (5), (6) or
      (9) above, this clause (12) or the first sentence under the caption " -- Restrictive Covenants -- Limitation on Indebtedness,"

            (13) Indebtedness of Pride or any Subsidiary represented by Capital Lease Obligations, Indebtedness of Pride or any Subsidiary described in clause (5) of the definition of "Permitted Liens" and Permitted Refinancing Indebtedness and Permitted Subsidiary Refinancing Indebtedness incurred with respect to either of the foregoing (in addition to any such Indebtedness incurred in compliance with the Consolidated Interest Coverage Ratio under the "Limitation on Indebtedness" covenant), in an aggregate principal amount that does not exceed 5% of our Consolidated Net Tangible Assets determined as of the date of the incurrence thereof (plus imputed interest and fees with respect to such Capital Lease Obligations and interest and fees under such other Indebtedness), and

            (14) in addition to the items referred to in clauses (1) through
      (13) above, Indebtedness of Pride or any Subsidiary in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness described in this clause (14) and then outstanding, will not exceed $100 million at any one time outstanding.

For purposes of determining compliance with the "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the Consolidated Interest Coverage Ratio test of such covenant, Pride will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with the covenant. To avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees of, or obligations for letters of credit supporting, Indebtedness otherwise included in the determination of such amount will not also be included.

      "Permitted Investments" means

            (1) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks having capital and surplus in excess of $100 million,

            (2) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-l" by S&P and at least "P-l" by Moody's,

            (3) U.S. Government Obligations with a maturity of four years or less,

            (4) repurchase obligations for instruments of the type described in clause (3),

            (5) shares of money market mutual or similar funds having assets in excess of $100 million,

            (6) payroll advances in the ordinary course of business,

            (7) other advances and loans to officers and employees of Pride or any Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $2 million at any one time outstanding,

            (8) Investments represented by proceeds from Asset Sales,

            (9) Investments made by Pride in its Subsidiaries (or any person that will be a Subsidiary as a result of such Investment) or by a Subsidiary in Pride or in one or more Subsidiaries (or any person that will be a Subsidiary as a result of such Investment),

            (10) Investments in stock, obligations or securities received in settlement of debts owing to Pride or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of Pride or any Subsidiary, in each case as to debt owing to Pride or any Subsidiary that arose in the ordinary course of business of Pride or any such Subsidiary; for these purposes, any stocks, obligations or securities received in settlement of debts that arose in the ordinary course of business (and received other than as a result of bankruptcy or insolvency proceedings or upon foreclosure, perfection or enforcement of any Lien) that are, within 30 days of receipt, converted into cash or cash equivalents will be treated as having been cash or cash equivalents at the time received, and

            (11) other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (11) since the Issue Date, do not exceed 10% of our Consolidated Net Tangible Assets determined as of the same date.

      "Permitted Liens" means

            (1) Liens in existence on the Issue Date,

            (2) Liens created for the benefit of the notes,

            (3) Liens on Property of a person existing at the time such person is merged or consolidated with or into, or acquired by, Pride or a Subsidiary or becomes a Subsidiary (and not incurred as a result of, or in anticipation of, such transaction), if such Liens relate solely to such Property and the proceeds thereof and accessories and upgrades thereto,

            (4) Liens on Property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of, such transaction), if such Liens relate solely to such Property and the proceeds thereof and accessories and upgrades thereto,

            (5) Liens to secure Indebtedness incurred for the purpose of financing all or a part of the purchase price or construction cost of Property (including the cost of upgrading or refurbishing rigs or drillships) acquired or constructed after the Issue Date, if:

            - the principal amount of Indebtedness secured by such Liens does not exceed 100% of the lesser of cost or Fair Market Value of the Property so acquired or constructed (including upgrade or refurbishment) plus transaction costs related thereto,

            - such Liens do not encumber any other Property of Pride or any Subsidiary (other than the proceeds thereof and improvements, accessions and upgrades thereto and the Capital Stock of persons that own, whether directly or indirectly, principally such Property), and

            - such Liens attach to such Property within 270 days of the later of commencement of commercial operations of such Property and completion of the acquisition or construction (including upgrade or refurbishment) of such Property,

            (6) Liens securing Indebtedness of Pride or a Subsidiary represented by Capital Lease Obligations in an aggregate principal amount not to exceed 5% of our Consolidated Net Tangible Assets determined as of the date of the incurrence of such Liens (plus imputed interest and fees with respect to such Indebtedness),

            (7) Liens to secure any extension, renewal, refinancing, refunding, repurchase or replacement (or successive extensions, renewals, refinancings, refundings, repurchases or replacements), in whole or in part, of any Indebtedness secured by Liens permitted by this definition, if such Liens do not extend to any other Property of Pride or any Subsidiary (other than the proceeds thereof and accessions and upgrades thereto) and the principal amount of the Indebtedness secured by such Liens is not increased,

            (8) Liens granted by Pride to any of its Wholly Owned Subsidiaries, but only so long as it remains a Wholly Owned Subsidiary of Pride,

            (9) Liens granted by any Subsidiary to Pride or any of its Wholly Owned Subsidiaries, but only so long as it remains a Wholly Owned Subsidiary of Pride,

            (10) Liens securing Non-Recourse Indebtedness,

            (11) Liens securing Indebtedness incurred under one or more Credit Facilities,

            (12) Liens securing Permitted Indebtedness described in clauses (3),
      (4) and (10) of the definition of "Permitted Indebtedness,"


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            (13) rights of set-off of banks and other persons,

            (14) Liens or equitable encumbrances deemed to exist by reason of fraudulent conveyance or transfer laws or negative pledge or similar agreements to refrain from permitting Liens,

            (15) Liens in existence on the occurrence of an Investment Grade Status Event,

            (16) Liens in connection with any Securitization Transaction, and

            (17) Liens not otherwise permitted by clauses (1) -- (16) above securing up to $100 million of other Indebtedness at any one time outstanding.

      "Permitted Refinancing Indebtedness" means Indebtedness of Pride incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund, repurchase or replace, outstanding Indebtedness of Pride or a Subsidiary, which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of the indenture, if:

            (1) if the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced is equal or subordinated in right of payment to the notes, then such new Indebtedness is equal or subordinated, as the case may be, in right of payment (without regard to its being secured) to the notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced,

            (2) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced,

            (3) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced, and

            (4) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced (or if the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses and any premium incurred by Pride or any Subsidiary in connection therewith.

      "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Subsidiary incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund, repurchase or replace, outstanding Indebtedness of such Subsidiary or any other Subsidiary, which outstanding Indebtedness was incurred in accordance with or is otherwise permitted by the terms of the indenture, if:

            (1) if the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced is equal or subordinated in right of payment to the subsidiary guarantees of the notes, then such new Indebtedness is equal or subordinated, as the case may be, in right of payment (without regard to its being secured) to the subsidiary guarantees of the notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced,

            (2) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced,

            (3) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced, and


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

            (4) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced (or if the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses and any premium incurred by Pride or such Subsidiary in connection therewith.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Rating Decline" means that, at any time within 90 days (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Moody's or S&P) after the date of public notice of a Change in Control, or of public notice of our intention or that of any other person to effect a Change in Control, the rating of the notes is decreased by both Moody's and S&P by one or more ratings categories and the notes following such downgrade do not qualify for Investment Grade Status.

      "Redeemable Stock" means, with respect to any person, any equity security that by its terms or otherwise is required to be redeemed, or is redeemable at the option of the holder thereof, at any time prior to one year following the stated maturity of the notes or is exchangeable into Indebtedness of such person or any of its subsidiaries.

      "Related Business" means any business related, similar, ancillary or complementary to the business of Pride and its Subsidiaries on the Issue Date.

      "Replacement Asset" means any Property that, as determined by the Board of Directors of Pride evidenced by a board resolution, is used or is useful in a Related Business.

      "Restricted Investment" means any Investment other than a Permitted Investment.

      "Restricted Payment" means to

            (1) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, retire or otherwise acquire for value any Capital Stock of Pride or any parent of Pride, or warrants, rights or options to acquire such Capital Stock, other than:

            - dividends payable solely in the Capital Stock (other than Redeemable Stock) of Pride, or in warrants, rights or options to acquire such Capital Stock and

            - dividends or distributions by a Subsidiary to Pride or to a Wholly Owned Subsidiary of Pride,

            (2) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity, Subordinated Indebtedness of Pride or any subsidiary guarantor or

            (3) make any Restricted Investment in any person.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

      "Sale and Lease-Back Transaction" means, with respect to any person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such person or a subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such person or one of its subsidiaries.

      "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

      "Securitization Transaction" means any transaction in which Pride or any Subsidiary sells or otherwise transfers an interest in accounts receivable (i) to one or more third party purchasers or (ii) to a special purpose entity (including, without limitation, a Subsidiary) that borrows against such accounts receivable or sells such accounts receivable (or an undivided interest therein) to one or more third party purchasers, but only to the extent that amounts received in connection with the sale or other transfer of such accounts receivable would not under GAAP be accounted for as liabilities on a consolidated balance sheet of Pride.

      "Senior Debt" means any Indebtedness incurred by Pride or any subsidiary guarantor, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or the subsidiary guarantees, as the case may be. Senior Debt will not include:

            (1) any liability for taxes owed or owing by Pride,

            (2) any Indebtedness owing to any Subsidiaries,

            (3) any obligations with respect to Capital Stock of Pride,

            (4) any trade payables, or

            (5) any Indebtedness that is incurred in violation of the indenture.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.

      "Subordinated Indebtedness" means any Indebtedness of Pride or any subsidiary guarantor (other than intercompany Indebtedness) that is subordinated in right of payment to the notes or the subsidiary guarantees, as the case may be, pursuant to a written agreement to that effect and does not mature prior to one year following the stated maturity of the notes.

      The term "subsidiary" means, with respect to any person:

            (1) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such person, or by one or more other subsidiaries of such person, or by such person and one or more other subsidiaries of such person,

            (2) any general partnership, limited liability company, joint venture or similar entity more than 50% of the outstanding partnership or similar interests of which is owned, directly or indirectly, by such person, or by one or more other subsidiaries of such person, or by such person and one or more other subsidiaries of such person, and

            (3) any limited partnership of which such person or any subsidiary of such person is a general partner.

      The term "Subsidiary" means a subsidiary of Pride other than a Non-Recourse Subsidiary.

      "U.S. Government Obligations" means securities that are:

            (1) direct obligations of the United States of America the payment of which its full faith and credit is pledged,

            (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, or

            (3) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, if (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.


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

In either case under clause (1) or (2) above, "U.S. Government Obligations" includes only those obligations that are not callable or redeemable at the option of the issuer thereof.

      "Voting Stock" means, with respect to any person, securities of any class or classes of Capital Stock of such person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such person.

      "Wholly Owned Subsidiary" means, with respect to a person, any subsidiary of that person to the extent

            (1) all of the Voting Stock of such subsidiary, other than any director's qualifying shares mandated by applicable law, is owned directly or indirectly by such person or

            (2) such subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such subsidiary to transact business in such foreign jurisdiction, if such person:

            - directly or indirectly owns the remaining Capital Stock of such subsidiary and

            - by contract or otherwise, controls the management and business of such subsidiary and derives the economic benefits of ownership of such subsidiary to substantially the same extent as if such subsidiary were a wholly owned subsidiary.


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

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      We have based the following discussion on the current provisions of the Internal Revenue Code of 1986, applicable Treasury regulations, judicial authority and administrative rulings. We have not obtained an opinion of counsel and have not sought a ruling from the Internal Revenue Service, and we can give you no assurance that the IRS will agree with the following discussion. Changes in the applicable law may occur that may be retroactive and could affect the tax consequences to you of the receipt of new notes in exchange for old notes in the exchange offer. We do not discuss the effect of special rules such as those that apply to insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations, and a person who is not a citizen or resident of the United States. WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF RECEIVING NEW NOTES IN EXCHANGE FOR OLD NOTES IN THE EXCHANGE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAW.

      We believe that the receipt of new notes in exchange for old notes in the exchange offer should not be treated as an exchange for United States federal income tax purposes because the new notes and the old notes are not materially different in kind or in extent, and as a result on the receipt of new notes in exchange for old notes in the exchange offer you should not recognize gain or loss, your initial tax basis in the new notes should be the same as your adjusted tax basis in the old notes immediately before such exchange, and your holding period for the new notes should include your holding period for the old notes.

                              PLAN OF DISTRIBUTION

      Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer new notes issued in the exchange offer in exchange for the old notes if:

      -     you acquire the new notes in the ordinary course of your business;
            and

      - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes.

    We believe that you may not transfer new notes issued in the exchange offer in exchange for the old notes if you are:

      -     our "affiliate" within the meaning of Rule 405 under the Securities
            Act;

      -     a broker-dealer that acquired old notes directly from us; or

      - a broker-dealer that acquired old notes as a result of market-making activities or other trading activities, unless you comply with the registration and prospectus delivery provisions of the Securities Act.

      If you wish to exchange your old notes for new notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer -- Procedures for Tendering -- Your Representations to Us" of this prospectus and in the letter of transmittal. In addition, each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale. Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the new notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents.

      We are entitled under the registration rights agreement to suspend the use of this prospectus by broker-dealers under specified circumstances. For example, we may suspend the use of this prospectus if:


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

      - the SEC requests an amendment or supplement to this prospectus or the related registration statement or additional information;

      - the SEC issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

      - we receive notification of the suspension of the qualification of the new notes for sale in any jurisdiction or the initiation of any proceeding for that purpose;

      - we determine that the suspension is required by law or the suspension is taken by us in good faith and for valid business reasons, including the acquisition or divestiture of assets or a material corporate transaction or event; or

      - the happening of any event makes any statement made in this prospectus untrue in any material respect or constitutes an omission to state a material fact in this prospectus.

If we suspend the use of this prospectus, the 180-day period referred to above will be extended by a number of days equal to the period of the suspension.

      We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions:

      -     in the over-the-counter market;

      -     in negotiated transactions;

      -     through the writing of options on those notes; or

      -     a combination of those methods of resale.

The prices at which these sales occur may be:

      -     at market prices prevailing at the time of resale;

      -     at prices related to prevailing market prices; or

      -     at negotiated prices.

      Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer and/or the purchasers of the new notes. Any broker-dealer that resells new notes received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of new notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all reasonable expenses incidental to the exchange offer, including the reasonable expenses of one counsel for the holders of old notes, other than commissions and concessions of any broker or dealer. We also have agreed that we will indemnify specified holders of the notes, including broker-dealers, against certain liabilities, including liabilities under the Securities Act.


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

                       TRANSFER RESTRICTIONS ON OLD NOTES

      The old notes were not registered under the Securities Act. Accordingly, we offered and sold the old notes only in private sales exempt from or not subject to the registration requirements of the Securities Act:

      - to "qualified institutional buyers" under Rule 144A under the Securities Act; and

      - outside the United States in compliance with Regulation S under the Securities Act.

You may not offer or sell those old notes in the United States or to, or for the account or benefit of, U.S. persons except in transactions exempt from or not subject to the Securities Act registration requirements.

                                  LEGAL MATTERS

      Baker Botts L.L.P., Houston, Texas, our outside legal counsel, has issued an opinion about the legality of the new notes.

                                     EXPERTS


      The financial statements incorporated in this prospectus by reference to the audited historical financial statements included as exhibit 99.1 to Pride International, Inc.'s Current Report on Form 8-K dated August 10, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm (which contains (1) an explanatory paragraph that Pride has changed its policies for consolidation of variable interest entities and for presentation of gains and losses on debt retirement and, in 2002, changed the manner in which it accounts for goodwill and (2) an explanatory paragraph that Pride has restated its segment information set forth in note 15 to reflect its segments on a basis consistent with its current operating organization), given on the authority of said firm as experts in auditing and accounting.


                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      With respect to the unaudited interim consolidated financial information of Pride International, Inc. for the three-month periods ended March 31, 2004 and 2003, the three-month and six-month periods ended June 30, 2004 and 2003 and the three-month and nine-month periods ended September 30, 2004 and 2003 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 10, 2004, August 6, 2004 and November 2, 2004 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim consolidated financial information because such reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.


                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC's Internet site located at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      This prospectus is part of a registration statement we have filed with the SEC relating to the notes. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and these securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Internet site.

      The SEC allows us to "incorporate by reference" into this prospectus information we file with the SEC, which means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference in this prospectus is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (but not information filed with or furnished to the SEC and not deemed incorporated) will automatically update and supersede information previously included.

      We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until the offering made by this prospectus terminates:

      - our annual report on Form 10-K for the fiscal year ended December 31, 2003;


      - our quarterly reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004; and



      - our current reports on Form 8-K filed with the SEC on January 12, 2004, April 13, 2004, June 15, 2004, June 23, 2004, June 29, 2004,
            July 13, 2004, August 10, 2004, September 9, 2004, September 10, 2004 and October 14, 2004, in each case other than information furnished under Item 9 or 12 (prior to August 23, 2004) or Item
            2.02 or 7.01 (after August 23, 2004) of Form 8-K.



      We also are incorporating by reference all additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date hereof and prior to the effectiveness of the registration statement.


      You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

            Pride International, Inc.
            5847 San Felipe, Suite 3300
            Houston, Texas 77057
            Attention: W.  Gregory Looser
                       Vice President, General Counsel and Secretary
            Telephone: (713) 789-1400


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                           [PRIDE INTERNATIONAL LOGO]

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Pride expects to maintain policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

      Article Seventh of the Certificate of Incorporation of Pride eliminates the personal liability of each director of Pride to Pride and its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision does not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, Section 174 of the Delaware General Corporation Law, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (iv) for any transactions from which such director derived an improper personal benefit.

      The Bylaws of Pride provide that Pride will indemnify and hold harmless, to the fullest extent permitted by applicable law in effect as of the date of the adoption of the Bylaws and to such greater extent as applicable law may thereafter permit, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee, agent or fiduciary of (i) Pride, (ii) any predecessor of Pride, (iii) Pride Oil Well Service Company, a Texas corporation ("Pride Oil Well"), (iv) Pride International, Inc., a Louisiana corporation ("Old Pride"), (v) Marine Drilling Companies, Inc., a Texas corporation ("Marine"), (vi) any subsidiary of Pride, Pride Oil Well, Old Pride or Marine or (vii) any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise which the person is or was serving at the request of Pride ("corporate status") against any and all losses, liabilities, costs, claims, damages and expenses actually and reasonably incurred by him or on his behalf by reason of his corporate status.

      The Bylaws further provide that Pride will pay the expenses reasonably incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses will be made only upon receipt of (i) a written undertaking executed by or on behalf of the person to be indemnified to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified by Pride and (ii) satisfactory evidence as to the amount of such expenses.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)   Exhibits

      The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated by parenthetical information.


EXHIBIT NO.        EXHIBIT
-----------        -------
   *4.1       --   Indenture, dated as of July 1, 2004, between Pride and
                   JPMorgan Chase Bank, as trustee.

   *4.2       --   First Supplemental Indenture dated as of July 7, 2004,
                   between Pride and JPMorgan Chase Bank, including the form of note.

   *4.3       --   Registration Rights Agreement dated July 7, 2004, among
                   Pride, Citigroup Global Markets Inc. and the other initial purchasers named therein.

   *5.1       --   Opinion of Baker Botts L.L.P.  as to the legality of the
                   securities.

   12.1       --   Computation of ratio of earnings to fixed charges
                   for each of the years in the five-year period ended December
                   31, 2003 (incorporated by reference to Exhibit 12 to our
                   annual report on Form 10-K for the year ended December 31,
                   2003, SEC File No. 001-13289).

   12.2       --   Computation of ratio of earnings to fixed charges for the
                   nine-month period ended September 30, 2004 (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-3 filed with the SEC on November 4, 2004, SEC File
                   No. 333-118106).

   15.1       --   Awareness Letter of PricewaterhouseCoopers LLP.

   23.1       --   Consent of PricewaterhouseCoopers LLP.

  *23.2       --   Consent of Baker Botts L.L.P.  (contained in Exhibit 5.1).

  *24.1       --   Powers of Attorney.

  *25.1       --   Statement of Eligibility and Qualification under the Trust
                   Indenture Act of 1939 of JPMorgan Chase Bank, as trustee
                   under the Indenture, on Form T-1.

  *99.1       --   Form of Letter of Transmittal.

  *99.2       --   Form of Notice of Guaranteed Delivery.

  *99.3       --   Form of Letter to Depository Trust Company Participants.

  *99.4       --   Form of Letter to Clients.


------------------

* Previously filed.


      (b) Financial Statement Schedules

                  Not applicable.

ITEM 22.  UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 4, 2004.


                                            PRIDE INTERNATIONAL, INC.

                                            By: /s/ Louis A. Raspino
                                                --------------------------------
                                                Louis A. Raspino
                                                Executive Vice President and
                                                Chief Financial Officer






      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON NOVEMBER 4, 2004.



            SIGNATURE                          TITLE
            ---------                          -----
               *                  President, Chief Executive Officer and Director
--------------------------------  (Principal Executive Officer)
         Paul A. Bragg

               *                  Executive Vice President and Chief Financial Officer
--------------------------------  (Principal Financial Officer)
       Louis A. Raspino

               *                  Vice President, Controller and Chief Accounting Officer
--------------------------------  (Principal Accounting Officer)
       Douglas G. Smith

               *                  Chairman of the Board
--------------------------------
      William E. Macaulay

               *                  Director
--------------------------------
      Robert L. Barbanell

               *                  Director
--------------------------------
       David A. B. Brown

               *                  Director
--------------------------------
         J. C. Burton

                                  Director
--------------------------------
       Jorge E. Estrada

               *                  Director
--------------------------------
       Ralph D. McBride

               *                  Director
--------------------------------
        David B. Robson




* By: /s/ Louis A. Raspino
      --------------------------
      Louis A. Raspino
      Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT NO.        EXHIBIT
-----------        -------
   *4.1       --   Indenture, dated as of July 1, 2004, between Pride and
                   JPMorgan Chase Bank, as trustee.

   *4.2       --   First Supplemental Indenture dated as of July 7, 2004,
                   between Pride and JPMorgan Chase Bank, including the form of note.

   *4.3       --   Registration Rights Agreement dated July 7, 2004, among
                   Pride, Citigroup Global Markets Inc. and the other initial purchasers named therein.

   *5.1       --   Opinion of Baker Botts L.L.P.  as to the legality of the
                   securities.

   12.1       --   Computation of ratio of earnings to fixed charges
                   for each of the years in the five-year period ended December
                   31, 2003 (incorporated by reference to Exhibit 12 to our
                   annual report on Form 10-K for the year ended December 31,
                   2003, SEC File No. 001-13289).

   12.2       --   Computation of ratio of earnings to fixed charges for the
                   nine-month period ended September 30, 2004 (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-3 filed with the SEC on November 4, 2004, SEC File
                   No. 333-118106).

   15.1       --   Awareness Letter of PricewaterhouseCoopers LLP.

   23.1       --   Consent of PricewaterhouseCoopers LLP.

  *23.2       --   Consent of Baker Botts L.L.P.  (contained in Exhibit 5.1).

  *24.1       --   Powers of Attorney.

  *25.1       --   Statement of Eligibility and Qualification under the Trust
                   Indenture Act of 1939 of JPMorgan Chase Bank, as trustee
                   under the Indenture, on Form T-1.

  *99.1       --   Form of Letter of Transmittal.

  *99.2       --   Form of Notice of Guaranteed Delivery.

  *99.3       --   Form of Letter to Depository Trust Company Participants.

  *99.4       --   Form of Letter to Clients.


------------------

* Previously filed.